Exhibit 10.2

EXECUTION VERSION

Published CUSIP Number: 04940HAC1

SECOND LIEN CREDIT AGREEMENT

dated as of

December 20, 2012

among

ATLAS RESOURCE PARTNERS, L.P.,

as Borrower,

THE LENDERS PARTY HERETO,

and

WELLS FARGO ENERGY CAPITAL, INC.,

as Administrative Agent

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arranger

CITIBANK, N.A.,

as Joint Lead Arranger

TABLE OF CONTENTS

		Page
	ARTICLE I

	DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01	Terms Defined Above	1
Section 1.02	Certain Defined Terms	2
Section 1.03	Types of Loans and Borrowings	27
Section 1.04	Terms Generally; Rules of Construction	27
Section 1.05	Accounting Terms and Determinations	28

	ARTICLE II

	THE CREDITS

Section 2.01	Commitments	28
Section 2.02	Loans and Borrowings	28
Section 2.03	Requests for Borrowings	29
Section 2.04	Interest Elections	30
Section 2.05	Funding of Borrowings	31

	ARTICLE III

	PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01	Repayment of Loans	32
Section 3.02	Interest	32
Section 3.03	Alternate Rate of Interest	33
Section 3.04	Prepayments	33
Section 3.05	Fees	34

	ARTICLE IV

	PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

Section 4.01	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	34
Section 4.02	Presumption of Payment by the Borrower	35
Section 4.03	Certain Deductions by the Administrative Agent	36
Section 4.04	Disposition of Proceeds	36

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-iii-

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Annexes, Exhibits and Schedules

Annex I	List of Maximum Credit Amounts

Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Security Instruments
Exhibit F	Form of Assignment and Assumption
Exhibit G	Form of Reserve Report Certificate
Exhibit H	Form of Joinder Agreement
Exhibit I	Form of Designated Partnership Intercreditor Agreement
Exhibit J-1	Form of U.S. Tax Compliance Certificate (Foreign Lenders; not partnerships)
Exhibit J-2	Form of U.S. Tax Compliance Certificate (Foreign Participants; not partnerships)
Exhibit J-3	Form of U.S. Tax Compliance Certificate (Foreign Participants; partnerships)
Exhibit J-4	Form of U.S. Tax Compliance Certificate (Foreign Lenders; partnerships)

Schedule 7.05	Litigation
Schedule 7.06	Environmental
Schedule 7.11	ERISA
Schedule 7.15	Subsidiaries; Unrestricted Subsidiaries; Designated Partnerships; Undesignated Partnerships
Schedule 7.19	Gas Imbalances
Schedule 7.20	Marketing Contracts
Schedule 9.02	Existing Debt
Schedule 9.03	Existing Liens
Schedule 9.05	Investments

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THIS SECOND LIEN CREDIT AGREEMENT, dated as of December 20, 2012, is among ATLAS RESOURCE PARTNERS, L.P. (the “Borrower”), a Delaware limited partnership and successor by assignment pursuant to Section 12.17 to Atlas Energy, L.P., a Delaware limited partnership; each of the Lenders from time to time party hereto; and WELLS FARGO ENERGY CAPITAL, INC. (in its individual capacity, “Wells Fargo”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A. Atlas Barnett, LLC, a Texas limited liability company and a wholly-owned Subsidiary of the Borrower (“Atlas Barnett”), has agreed to acquire the exploration and production business of DTE Energy Company, a Michigan corporation (“DTE”), through (a) the direct acquisition of 100% of the outstanding equity interests of DTE Gas Resources, LLC, a Michigan limited liability company (“DTE Gas Resources”) and (b) the indirect acquisition of (i) all of the Oil and Gas Properties owned by DTE Gas Resources and DTE Gas Resources Subsidiary (as defined below) including, without limitation, the Acquired Assets (as defined below) and (ii) 100% of the outstanding Equity Interests in Coleman Gathering, LLC, a Texas limited liability company (“Coleman Gathering”), from MCN Energy Enterprises, LLC, a Michigan limited liability company (the “Seller”), and a subsidiary of DTE, pursuant to that certain Membership Interest Purchase Agreement dated as of November 19, 2012 among Atlas Barnett, the Borrower and the Seller (such agreement, the “DTE Acquisition Agreement”, and such acquisition by Atlas Barnett from the Seller, the “DTE Acquisition”).

B. In connection with and substantially contemporaneously with the consummation of the DTE Acquisition, DTE Gas Resources and Coleman Gathering will each separately be merged into Atlas Barnett, with Atlas Barnett being the surviving entity following each such merger (such mergers, collectively, the “DTE Mergers”).

C. The Borrower intends to finance a portion of the Acquisition with the proceeds of the Loans under this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the satisfaction of each condition precedent contained in Section 6.01 hereof, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Assets” means the Oil and Gas Properties of DTE Gas Resources and Coleman Gathering evaluated in that certain reserve report provided by the Borrower to the Joint Lead Arrangers on November 12, 2012.

“Acquisition Agreement” means the Transaction Agreement, dated November 8, 2010, as amended by Amendment No. 1 dated February 17, 2011, by and among Atlas Energy, Inc., Atlas Energy Resources, LLC, the Atlas Pipeline Holdings, L.P. and Atlas Pipeline Holdings GP, LLC.

“Acquisition Documents” means (a) the Acquisition Agreement and (b) all bills of sale, assignments, agreements, instruments and documents executed and delivered in connection therewith.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that notwithstanding the foregoing, for purposes of this Agreement the Adjusted LIBO Rate shall not be less than 1.50%.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Lender” has the meaning given such term in Section 12.04(b)(ii)(E)(1).

“Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be reduced or terminated pursuant to Section 2.06.

“Agreement” means this Second Lien Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, and (c) the Adjusted LIBO Rate for a one-month Interest Period on that day (or if that day is not a Business Day, the immediately preceding Business Day) plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate, or the Adjusted LIBO Rate, respectively.

“Applicable Indebtedness” means outstanding Loans and outstanding Loans under the First Lien Credit Agreement.

“Applicable Margin” means, for any day, with respect to any ABR Borrowing is 6.50% and with respect to any Eurodollar Borrowing is 7.50%.

“Applicable Percentage” means, with respect to any Lender at any time, prior to the making of the Loans, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Maximum Credit Amount at such time and after the making of the Loans, the percentage (carried out to the ninth decimal place) of the Loans held by such Lender to the total outstanding Loans. The initial Applicable Percentage of each Lender in respect of the Maximum Credit Amount is set forth opposite the name of such Lender on Annex I or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Approved Counterparty” means (a) any Lender or any Affiliate of a Lender, or (b) any other Person whose long term senior unsecured debt rating at the time of entry into the applicable Swap Agreement is A-/A3 by S&P or Moody’s (or their equivalent) or higher.

“Approved Petroleum Engineers” means (a) Ryder Scott Company Petroleum Consultants, L.P., (b) Netherland Sewell & Associates, Inc., (c) Wright & Company, (d) Schlumberger Ltd., (e) Cawley Gillespie and Associates, Inc., (f) WD Von Gotten, (g) Degolyer and McNaughton, (h) HJ Gruy and Associates, Inc., (i) Lee Keeling and Associates, (j) Sproule, (k) La Roche, (l) W. Cobb and Associates and (m) any other independent petroleum engineers reasonably acceptable to the Administrative Agent.

“Arrangers” means Wells Fargo Securities, LLC and Citibank, N.A., in their capacities as joint lead arrangers and joint bookrunners hereunder.

“ASC” means the Financial Accounting Standards Board Accounting Standards Codification, as in effect from time to time.

“Asset Coverage Ratio” has the meaning provided in Section 9.01(b).

“Assignee” has the meaning set forth in Section 12.04(b).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit F or any other form reasonably approved by the Administrative Agent.

“Atlas Barnett” has the meaning set forth in the Recitals.

“Atlas Energy” means Atlas Energy, L.P., a Delaware limited partnership.

“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.

“Barnett Acquisition Agreement” means the Purchase and Sale Agreement dated as of March 15, 2012 among ARP Barnett, LLC, the Borrower, Carrizo Oil & Gas, Inc. and the other parties thereto.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base” has the meaning provided in the First Lien Credit Agreement.

“Borrowing Base Deficiency” has the meaning provided in the First Lien Credit Agreement.

“Borrowing Base Value” has the meaning provided in the First Lien Credit Agreement.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or any of the Restricted Subsidiaries having a fair market value in excess of $10,000,000.

“Change of Control” means an event or series of events by which:

(a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group of Persons acting in concert as a partnership or other “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower (or its successor by merger, consolidation or purchase of all or substantially all of its assets);

(b) the Borrower or another Loan Party ceases to own 100% of the Equity Interests of any Guarantor;

(c) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the General Partner cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;

(d) the General Partner ceases to be the sole general partner of the Borrower or ceases to maintain Sole Management Control of the Borrower; provided that, in the event of any disposition of general partner interests in the Borrower by the General Partner (a “GP Disposition”) after the Effective Date which results in the General Partner no longer being the sole general partner of the Borrower, such GP Disposition shall not be deemed to be a Change of Control so long as the Borrower provides prior written notice thereof to the Administrative Agent and the Lenders, together with such other information as may be reasonably necessary to demonstrate to the reasonable satisfaction of the Administrative Agent and the Majority Lenders that the General Partner will retain Sole Management Control of the Borrower after giving effect to such GP Disposition; or

(e) except as permitted by clause (d) above, the Atlas Energy or the Borrower, or one or more of each of their Affiliates, ceases to own at least 51% of the Equity Interests of the General Partner.

“Change in Law” means (a) the adoption of any Law after the date of this Agreement, (b) any change in any Law or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of Law) of any Governmental Authority made or issued after the date of this Agreement; provided however, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision or the United States or foreign regulatory authorities, in each case, pursuant to Basel III), shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Coleman Gathering” has the meaning provided in the Recitals.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans; and “Commitments” means the aggregate amount of the Commitments of all the Lenders. The amount representing each Lender’s Commitment shall at any time be such Lender’s Maximum Credit Amount.

“Compliance Certificate” means the certificate required to be delivered by the Borrower to the Administrative Agent pursuant to Section 8.01(c).

“Conduit Lender” means any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided further that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 5.01, Section 5.02, Section 5.03 or Section 12.03 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Consolidated Interest Expense” means, with reference to any period, total interest expense (including interest expense attributable to Capital Leases) of the Borrower and the Restricted Subsidiaries for such period with respect to all outstanding Debt of the Borrower and the Restricted Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for the Borrower and the Restricted Subsidiaries for such period in accordance with GAAP.

“Consolidated Net Income” means with respect to the Borrower and the Restricted Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and the Restricted Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income (but not loss) during such period of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary to the Borrower or a Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Law applicable to such Restricted Subsidiary or is otherwise restricted or prohibited, to the extent so restricted or prohibited, in each case determined in accordance with GAAP; (b) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (c) any extraordinary gains or losses during such period; and (d) any gains or losses attributable to writeups or writedowns of assets, including writedowns under ASC Topics 350 and 360; provided further that if the Borrower or any Restricted Subsidiary shall consummate a Material Acquisition or Material Disposition (other than a disposition permitted under Section 9.11(j)), then Consolidated Net Income shall be calculated after giving pro forma effect to such Material Acquisition or Material Disposition as if such Material Acquisition or Material Disposition had occurred on the first day of the period consisting of the four consecutive fiscal quarters of the Borrower ending on the last day of the most recently ending fiscal quarter for which financial statements are available and otherwise in accordance with Regulation S-X of the SEC. “Consolidated Net Income” shall include, without duplication, cash dividends and other cash distributions received during such period by the Borrower or any Restricted Subsidiary to the extent set forth in Section 1.05(b).

“Contribution Agreement” means that certain Contribution and Exchange Agreement dated as of February 13, 2012 among the Atlas Pipeline Holdings, L.P., Borrower, General Partner and Atlas Energy Holdings Operating Company, LLC, a Delaware limited liability company.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 5% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans at such time.

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; provided, however, that the amount of such Debt of any Person described in this clause (f) shall, for the purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Debt and (ii) the fair market value of the Property encumbered, as determined by such Person in good faith; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments for periods in excess of 120 days prior to the day of delivery, other than sales of Hydrocarbons and gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, or by Law but only to the extent of such liability; (l) the liquidation value of Disqualified Capital Stock of such Person; and (m) the undischarged balance of any dollar denominated production payment (but not any volumetric production payment) created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP. The Debt of any Person described in clauses (f), (g) and (h) of this definition shall be deemed to be the lesser of (i) an amount equal to the stated or determinable amount of the primary obligation of such other Person and (ii) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Debt, unless such primary obligation and/or the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such Debt shall be deemed to be equal to such Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Designated Partnership” means any partnership or limited liability company, other than a partnership or limited liability company that the Borrower has determined, by notice to the Administrative Agent pursuant to Section 8.01(p) or Section 9.20(b), shall not be a “Designated Partnership”, that (i) is listed on Schedule 7.15 hereto as a “Designated Partnership”, (ii) is governed at all times by (A) an Organizational Document in form and substance substantially similar to the forms of the Organizational Document of the partnerships listed on Schedule 7.15 hereto of which Atlas Resources, LLC is the Master General Partner and which closed subscriptions on or after January 1, 2009 or (B) Organizational Documents that are otherwise reasonably acceptable to the Administrative Agent; provided that for any Designated Partnership formed after March 5, 2012, the Organizational Document for such Designated Partnership shall contain provisions allowing the Master General Partner of such Designated Partnership to withdraw its ownership interest in such Designated Partnership in the form of a working interest in such Designated Partnership’s Oil and Gas Properties equal to its interest as Master General Partner in the revenues of such Designated Partnership at the request of the Administrative Agent or the Majority Lenders without the consent of any other party to such Organizational Document and (iii) (A) at all times, in the case of any Designated Partnership that is a limited partnership, has a sole general partner that is a Loan Party and, in the case of any Designated Partnership that is a limited liability company, has a sole managing member or sole manager that is a Loan Party; (B) does not at any time engage in any line of business other than Hydrocarbon exploration, development, acquisition or production; (C) does not at any time own (whether in fee or by leasehold) any material asset other than Hydrocarbon Interests and Property reasonably related thereto, including, in the case of any Participating Partnership, Swap Agreements permitted under clause (I) of this definition; (D) does not at any time incur, create, assume or suffer to exist any Debt except, so long as such Loan Party is in compliance with Section 8.13(e), loans owing to a Loan Party that is the Master General Partner of such Designated Partnership; (E) does not at any time incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except Liens created pursuant to the Designated Partnership Hedge Facility, Excepted Liens, Immaterial Title Deficiencies and Liens securing Debt permitted under clause (D) of this definition; (F) at all times has a Loan Party as the operator or co-operator of its Oil and Gas Properties; (G) has not taken any action including, without limitation, the amendment of its organizational documents, that causes the Equity Interests to be “securities” under Article 8 of the UCC unless the Loan Party owning such Equity Interests has taken, or caused to be taken, all actions reasonably requested by the Administrative Agent (including, without limitation, the delivery of any certificates evidencing such securities and related stock powers and/or entering into control agreements reasonably acceptable to the Administrative Agent) to protect and perfect the second priority security interest of the Administrative Agent in such Equity Interests and facilitate the Administrative Agent’s exercise of remedies with respect to such Equity Interests in accordance with the terms of the Security Instruments; (H) at all times has beneficial and record title (as fee owner or owner of a leasehold interest) to all Designated Partnership Properties owned (whether in fee or by leasehold) by it; provided that a Person will not cease to be a “Designated Partnership” solely for purposes of this clause (H) if a Loan Party owns record title to any such Designated Partnership Property and (I) does not at any time enter into any Swap Agreement, except, for any Participating Partnership, any Permitted Participating Partnership Swap Agreement.

“Designated Partnership Hedge Facility” means the Secured Hedge Facility Agreement dated as of March 5, 2012, by Atlas Resources, LLC, a Delaware limited liability company, each Participating Partnership, Wells Fargo Bank, National Association, as collateral agent, and each Hedge Provider, as amended, restated, supplemented or otherwise modified.

“Designated Partnership Intercreditor Agreement” means any intercreditor agreement entered into in connection with the Designated Partnership Hedge Facility, in substantially the same form as the form attached hereto as Exhibit I or otherwise acceptable to the Administrative Agent, by and among the Administrative Agent, the Collateral Agent (as defined therein), the First Lien Agent and the Master General Partner (as defined therein), as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Designated Partnership Properties” means Oil and Gas Properties that are designated in a Reserve Report as being attributable to a specified Designated Partnership.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans or other obligations outstanding hereunder. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Person to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Capital Stock.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of (i) the United States of America or any state thereof or (ii) the District of Columbia.

“DTE Acquisition” has the meaning provided in the Recitals.

“DTE Acquisition Agreement” has the meaning provided in the Recitals.

“DTE Acquisition Documents” means (a) the DTE Acquisition Agreement and (b) all bills of sale, assignments, agreements, instruments and documents executed and delivered in connection therewith.

“DTE Gas Resources” has the meaning provided in the Recitals.

“DTE Mergers” has the meaning provided in the Recitals.

“EBITDA” means, for any period, an amount determined for the Borrower and the Restricted Subsidiaries on a consolidated basis equal to (i) the sum of Consolidated Net Income for such period, plus, without duplication and to the extent deducted from Consolidated Net Income in such period, (a) interest, income taxes, depreciation, depletion, amortization, goodwill and other impairment, non-cash compensation on long-term incentive plans, non-cash losses including non-cash losses resulting from mark to market accounting of Swap Agreements, (b) reasonable and customary fees and expenses incurred or paid in connection with the consummation of the Transactions, and other acquisition transactions not prohibited by the terms of this Agreement or the other Loan Documents, and (c) any net loss from disposed or discontinued operations, minus (ii) to the extent included in Consolidated Net Income, non-cash gains including non-cash gains resulting from mark to market accounting of Swap Agreements.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Engineering Reports” has the meaning assigned such term in Section 2.07(c)(i).

“Environmental Laws” means any and all Laws pertaining in any way to human health, employee safety, the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Borrower or any Restricted Subsidiary is conducting, or at any time has conducted, business, or where any Property of the Borrower or any Restricted Subsidiary is located, including, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Law, as amended, and other environmental conservation or protection Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statutes, and all regulations and guidances promulgated thereunder.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Restricted Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means (a) a “Reportable Event” described in section 4043 of ERISA, other than a Reportable Event as to which the provisions of 30 days’ notice to the PBGC is expressly waived under applicable regulations, (b) the withdrawal of the Borrower, a Restricted Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) receipt of a notice of withdrawal liability pursuant to Section 4202 of ERISA, or (f) any other event or condition which would constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned such term in Section 10.01.

“Excepted Liens” means: (a) Liens for taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties, each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower, any Restricted Subsidiary or any Designated Partnership or materially impair the value of such Property subject thereto; (e) Liens arising by virtue of any statutory, common law or contract provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution; provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Borrower, any of the Restricted Subsidiaries or any Designated Partnership to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower, any Restricted Subsidiary or any Designated Partnership for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower, any Restricted Subsidiary or any Designated Partnership or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; (i) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Borrower, any Restricted Subsidiary or any Designated Partnership in the ordinary course of business covering only the Property under lease; (j) any obligations (other than Debt) or duties affecting any of the Property of the Borrower, any Restricted Subsidiary or any Designated Partnership to any Governmental Authority with respect to any franchise, grant, license or permit; (k) any interest or title of a lessor under any lease entered into by the Borrower, any Restricted Subsidiary or any Designated Partnership covering only the assets so leased; and (l) Liens in favor of the First Lien Agent under the First Lien Loan Documents; provided further that (1) Liens described in clauses (a) through (d) and (g) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced unless such action is being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP and (2) no intention to subordinate the Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of any Excepted Lien other than the Excepted Lien referred to in the foregoing clause (l).

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower or any Guarantor is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 5.05), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 5.03(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(a) or Section 5.03(b), and (d) any U.S. federal withholding taxes imposed by FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the amended and restated fee letter dated December 13, 2012 among the Borrower and Wells Fargo Securities LLC, Wells Fargo Bank, National Association and Citigroup Global Markets, Inc.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

“First Lien Agent” means the “Administrative Agent” under the First Lien Credit Agreement.

“First Lien Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of March 5, 2012, as amended by the First Amendment dated as of April 30, 2012, the Second Amendment dated as of July 26, 2012 and the Third Amendment of even date herewith, among the Borrower, the First Lien Agent and the First Lien Lenders, as amended, restated, supplemented or otherwise modified or any Refinancing (as defined in the Intercreditor Agreement) thereof, but only to the extent permitted under the terms of the Intercreditor Agreement.

“First Lien Debt” means the “Indebtedness” as defined in the First Lien Credit Agreement, subject to the terms of the Intercreditor Agreement.

“First Lien Lenders” means the “Lenders” from time to time party to the First Lien Credit Agreement.

“First Lien Loan Documents” means the First Lien Credit Agreement and the other “Loan Documents” as defined in the First Lien Credit Agreement.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“General Partner” means Atlas Resource Partners GP, LLC, a Delaware limited liability company.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Borrower, any Restricted Subsidiary, any of their Properties, the Administrative Agent or any Lender.

“Guarantors” means Atlas Energy Colorado, LLC, a Colorado limited liability company, Atlas Energy Holdings Operating Company, LLC, a Delaware limited liability company, Atlas Energy Indiana, LLC, an Indiana limited liability company, Atlas Energy Ohio, LLC, an Ohio limited liability company, Atlas Energy Tennessee, LLC, a Pennsylvania limited liability company, Atlas Noble, LLC, a Delaware limited liability company, Atlas Resources, LLC, a Pennsylvania limited liability company, REI-NY, LLC, a Delaware limited liability company, Resource Energy, LLC, a Delaware limited liability company, Resource Well Services, LLC, a Delaware limited liability company, Viking Resources, LLC, a Pennsylvania limited liability company, ARP Barnett, LLC, a Texas limited liability company, ARP Oklahoma, LLC, an Oklahoma limited liability company, ARP Barnett Pipeline, LLC, a Delaware limited liability company and Atlas Barnett, LLC, a Texas limited liability company and any other Material Subsidiary of the Borrower that after the Effective Date guarantees the Indebtedness to the Administrative Agent pursuant to Section 8.13(b).

“Guaranty Agreement” means the Second Lien Guaranty in form and substance satisfactory to the Administrative Agent by each of the Guarantors in favor of the Administrative Agent dated as of the date hereof, as the same may be amended, modified or supplemented from time to time.

“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary of the Borrower that, together with all of the Subsidiaries of such Restricted Subsidiary, does not own Property with an aggregate fair market value in excess of $3,000,000.

“Immaterial Title Deficiencies” means, with respect to Oil and Gas Properties, at any time of determination, defects or clouds on title, discrepancies in net revenue and working interest ownership percentages and other discrepancies (in each case, between what is shown on the most recently delivered Reserve Report and that which is set forth in the title information provided by a Loan Party to the Administrative Agent hereunder) and other Liens (other than Excepted Liens), defects, and similar matters which do not, individually or in the aggregate, affect Oil and Gas Properties in an amount greater than five percent (5%) of the Borrowing Base Value of all Oil and Gas Properties evaluated in the most recent Reserve Report delivered under this Agreement.

“Indebtedness” means any and all amounts owing or to be owing by the Borrower or any other Loan Party: (a) to the Administrative Agent or any Lender under any Loan Document including, without limitation, all interest on any of the Loans (including any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Loan Party (or could accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such case, proceeding or other action); and (b) all renewals, extensions and/or restatements of any of the above.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of even date herewith by and among the Administrative Agent, the First Lien Agent and the Borrower, as the same may from time to time be amended, supplemented, restated or otherwise modified.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months, and if available by all the Lenders, nine months thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) no Interest Period may have a term which would extend beyond the Maturity Date and (c) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim Redetermination” has the meaning provided in the First Lien Credit Agreement.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, capital contributions, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale), (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business), or (c) the entering into of any guarantee of, or other contingent obligation with respect to, Debt or other liability of any other Person.

“Joinder Agreement” means a joinder agreement in the form of Exhibit H or any other form reasonably approved by the Administrative Agent.

“Law” means (a) a law, statute, ordinance, treaty, permit, rule or regulation of any Governmental Authority, (b) a court decision, judgment, order, decree, injunction or ruling, and (c) a regulatory bulletin or guidance, or examination order or recommendation of a Governmental Authority.

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption; provided that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

“LIBO Rate” means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in dollars for a period equal to such Interest Period commencing on the first day of such Interest Period reported by Bloomberg L.P. in its index of rates as of 11:00 A.M., London time, two (2) Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on such index, the “LIBO Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered dollar deposits at or about 11:00 A.M., London time, two (2) Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Borrower and the Restricted Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing. “Lien” shall not include the interest of the Borrower or any Restricted Subsidiary in any Property subject to a Synthetic Lease.

“Loan Documents” means this Agreement, the Notes, if any, the Security Instruments, the Designated Partnership Intercreditor Agreement, the Intercreditor Agreement and any and all other material agreements or instruments now or hereafter executed and delivered by any Loan Party or any other Person in connection with the Indebtedness, this Agreement and the transactions contemplated hereby, as such agreements may be amended, modified, supplemented or restated from time to time.

“Loan Parties” means the Borrower and each Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority Lenders” means, subject to Section 12.04(b)(ii)(E)(4), two or more Lenders holding greater than 50% of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)).

“Master General Partner” means Atlas Resources, LLC, a Pennsylvania limited liability company, or any other Loan Party that is the managing general partner or managing member of a Participating Partnership.

“Material Acquisition” means a transaction or series of transactions comprised of the acquisition of the Equity Interests of a Person or the acquisition of assets from a Person, in each case for consideration of at least $10,000,000.

“Material Adverse Effect” means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the operations, Properties (including the APL Units and the ARP Units) or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Borrower and the Restricted Subsidiaries, taken as a whole, to carry out their business as of the Effective Date, (c) the ability of the Loan Parties, taken as a whole, to perform fully and on a timely basis their obligations under any of the Loan Documents that are material to the interests of the Lenders, or (d) the validity or enforceability of any of the Loan Documents or the material rights and remedies available to the Administrative Agent or any Lender under any Loan Document.

“Material Disposition” means a transaction or series of transactions comprised of the sale, lease, assignment, conveyance or transfer of the Equity Interests of a Person or the assets of a Person, in each case for the consideration of at least $10,000,000.

“Material Indebtedness” means Debt (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time, including unpaid amounts in respect of such Swap Agreement.

“Material Subsidiary” means any Restricted Subsidiary other than any Immaterial Subsidiary.

“Maturity Date” means May 19, 2014.

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amounts”.

“MGP Volumes” has the meaning assigned such term in Section 8.18.

“Minimum Title Information” means title information in form and substance reasonably satisfactory to the Administrative Agent as to (a) the Loan Parties’ ownership (whether in fee or by leasehold) of at least 80% of the total value of all Oil and Gas Properties (other than Designated Partnership Properties) and (b) ownership (whether in fee or by leasehold) of the Designated Partnership Properties, in each case with respect to Properties evaluated in any applicable Reserve Report.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgage” means a mortgage, deed of trust, or similar document in form and substance reasonably satisfactory to the Administrative Agent on an Oil and Gas Property directly owned (whether in fee or by leasehold) by a Loan Party where such Loan Party is the mortgagor and the Administrative Agent is the mortgagee pursuant to which a Lien on the Mortgaged Property covered thereby is created in favor of the Administrative Agent for the benefit of the Secured Creditors (as defined therein), as the same may be amended, modified or supplemented from time to time.

“Mortgaged Property” means any Property directly owned (whether in fee or by leasehold) by any Loan Party which is subject to a Lien created by the Security Instruments.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in section 3(37) or 4001 (a)(3) of ERISA.

“NYMEX Pricing” means, as of any date of determination with respect to any month (i) for crude oil, the closing settlement price for the Light, Sweet Crude Oil futures contract for each month, and (ii) for natural gas, the closing settlement price for the Henry Hub Natural Gas futures contract for such month, in each case as published by New York Mercantile Exchange (NYMEX) on its website currently located at www.nymex.com, or any successor thereto (as such price may be corrected or revised from time to time by the NYMEX in accordance with its rules and regulations). If, with the consent of the Administrative Agent, the relevant benchmarks used in any Reserve Report change, then NYMEX Pricing shall refer to such new benchmarks.

“Notes” means the promissory notes, if any, of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“OFAC” means the Office of Foreign Asset Control of the Department of Treasury of the United States of America.

“Oil and Gas Properties” means each of the following: (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Oil and Gas Reserve Borrowing Base” has the meaning provided in the First Lien Credit Agreement.

“Organizational Documents” means any and all agreements, certificates, operating agreements, partnership agreements, limited liability company agreements, charters, articles, bylaws, and similar documents pertaining to (a) the organization or governance of any Designated Partnership or (b) the organization or governance of any other Person referenced in this Agreement, in each case whether now or hereafter existing and as each has been and hereafter may be supplemented, amended or restated from time to time.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document.

“Participant” has the meaning set forth in Section 12.04(c)(i).

“Participant Register” has the meaning set forth in Section 12.04(c)(i).

“Participating Partnership” means any Designated Partnership that has become a party to the Designated Partnership Hedge Facility.

“Partnership Interest Borrowing Base” has the meaning provided in the First Lien Credit Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Participating Partnership Swap Agreement” has the meaning provided in the First Lien Credit Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petroleum Industry Standards” means the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a

Restricted Subsidiary or an ERISA Affiliate or (b) was at any time during the six (6) calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower or a Restricted Subsidiary or an ERISA Affiliate.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Wells Fargo Bank, N.A. as its prime rate in effect at its principal office in the United States; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by Wells Fargo Bank, N.A. as a general reference rate of interest, taking into account such factors as Wells Fargo Bank, N.A. may deem appropriate; it being understood that many of Wells Fargo Bank, N.A.’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Wells Fargo Bank, N.A. may make various commercial or other loans at rates of interest having no relationship to such rate.

“Pro Forma Compliance” means, as of any date of determination for purposes of calculating compliance with the financial covenants contained in Section 9.01 on a pro forma basis, (a) with respect to the financial covenants set forth in Section 9.01(a) and 9.01(c), (i) calculating Consolidated Net Income, EBITDA and Consolidated Interest Expense as if the merger or consolidation with any Restricted Subsidiary, the designation of an Unrestricted Subsidiary as a Restricted Subsidiary or any Material Acquisition (each of the foregoing, a “Subject Transaction”), as applicable, had occurred on the first day of the period consisting of the four consecutive fiscal quarters of the Borrower ending on the last day of the fiscal quarter most recently ended for which financial statements have been delivered pursuant to Section 8.01, (ii) calculating Total Funded Debt as of the date of the Subject Transaction (after giving effect to the Subject Transaction and the incurrence of any Debt in such Subject Transaction, but excluding Debt owed to the Borrower or any Restricted Subsidiary) and (iii) otherwise making such calculations in accordance with Regulation S-X of the SEC and (b) with respect to the financial covenant set forth in Section 9.01(b), calculating current assets acquired, and current liabilities assumed, in the Subject Transaction as if such assets and liabilities had been acquired or assumed as of the last day of the fiscal quarter most recently ended for which financial statements have been delivered pursuant to Section 8.01.

“Pro Forma Financial Statements” has the meaning assigned to such term in Section 7.04(b).

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proved Reserves” means oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves”, (b) “Developed Non-Producing Reserves” or (c) “Undeveloped Reserves”.

“Purchase Money Debt” means Debt (a) consisting of the deferred purchase price of property, plant and equipment, conditional sale obligations, obligations under any title retention agreement and other obligations incurred in connection with the acquisition, construction or improvement of such asset, in each case where the amount of such Debt does not exceed the greater of (i) the cost of the asset being financed and (ii) the fair market value of such asset, and (b) incurred to finance such acquisition, construction or improvement by the Borrower or a Restricted Subsidiary of such asset; provided however that such Debt is incurred within 180 days after such acquisition or the completion of such construction or improvement.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment or defeasance (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.

“Redetermination” means any Scheduled Redetermination or Interim Redetermination.

“Redetermination Date” has the meaning provided in the First Lien Credit Agreement.

“Register” has the meaning assigned such term in Section 12.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Remedial Work” has the meaning assigned such term in Section 8.09.

“Required Mortgage Value” means, as of any date of determination, an amount equal to 80% of the aggregate value attributed to all Oil and Gas Properties (other than Designated Partnership Properties) directly owned (whether in fee or by leasehold) by the Loan Parties in the evaluation of such Properties reflected in the determination of the Borrowing Base in effect as of such date. “Required Mortgage Value” does not include the value, if any, attributed to any Designated Partnership Properties.

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each December 31 or June 30 (or such other date in the event of an Interim Redetermination) the oil and gas reserves attributable to the Oil and Gas Properties of the Loan Parties (or the Loan Parties’ proportionate share of Designated Partnership Properties), together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, consistent with SEC reporting requirements at the time, together with a supplement indicating future net income based upon Strip Prices then, in effect, in each case reflecting Swap Agreements in place with respect to such production. Each Reserve Report shall include a report on a well by well basis reflecting the working and revenue interests for the Borrower and each Guarantor, and the net working interest and net revenue interests for each Designated Partnership and such other information and in such form as may be reasonably requested by the Administrative Agent.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the Chief Operating Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in any Person (including any return of capital), or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“Rolling Period” means for the fiscal quarter ending on December 31, 2012, and for each fiscal quarter thereafter, any period of four (4) consecutive fiscal quarters ending on the last day of such applicable fiscal quarter.

“Scheduled Redetermination” has the meaning provided in the First Lien Credit Agreement.

“Scheduled Redetermination Date” has the meaning provided in the First Lien Credit Agreement.

“SEC” means the U.S. Securities and Exchange Commission or any successor Governmental Authority.

“Security Agreement” means the Second Lien Security Agreement among the Borrower, the Guarantors and the Administrative Agent dated as of the date hereof, as the same may be amended, modified or supplemented from time to time.

“Security Agreement Supplement” means a supplement to the Security Agreement in the form of Annex 1 to the Security Agreement or any other form reasonably approved by the Administrative Agent.

“Security Instruments” means the Guaranty Agreement, the Security Agreement, Mortgages and other agreements, instruments or stock certificates described or referred to in Exhibit E, and any and all other agreements or instruments now or hereafter executed and delivered by any Loan Party or any other Person (other than) participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) as security for the payment or performance of, or to perfect the grant of a Lien to secure obligations under, the Indebtedness, the Notes, if any, or this Agreement, as such agreements may be amended, modified, supplemented or restated from time to time.

“Seller” has the meaning provided in the Recitals.

“Senior Notes” means any unsecured notes issued by the Borrower under Section 9.02(h) and, without duplication, any guarantees thereof by the Borrower or a Guarantor.

“Separation Agreement” means the Separation and Distribution Agreement dated as of February 23, 2012 among the Borrower, the General Partner, the Atlas Pipeline Holdings, L.P. and the Atlas Energy GP, LLC.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Sole Management Control” means, with respect to the Borrower, the ability, through voting power, by contract or otherwise, to direct all limited partnership actions of such Person without requiring the approval, consent, or vote of any other Person to the extent such approval, consent or vote is not required for such actions as of the Effective Date.

“Solvent” means when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.

“Specified Representations” means, collectively, (i) all representations and warranties of the Loan Parties contained in the Security Instruments relating to the validity, priority and perfection of the Liens created under the Security Instruments and (ii) the representations and warranties of the Borrower set forth in the following sections of this Agreement: Section 7.01, Section 7.02, Section 7.03, Section 7.08, Section 7.09, Section 7.22, Section 7.23 and Section 7.24.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Strip Price” shall mean, at any time, (a) for the remainder of the current calendar year, the average NYMEX Pricing for the remaining contracts in the current calendar year, (b) for each of the succeeding four complete calendar years, the average NYMEX Pricing for the twelve months in each such calendar year, and (c) for each calendar year thereafter, the average NYMEX Pricing for the twelve months in such fourth calendar year.

“Subsidiary” means, with respect to any Person (the “parent”), any other Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the parent and/or one or more of its Subsidiaries. Unless otherwise indicated herein, each reference to the term “Subsidiary” (i) means a Subsidiary of the Borrower and (ii) does not include any Designated Partnership or any Undesignated Partnership.

“Super Majority Lenders” means, subject to Section 12.04(b)(ii)(E)(4), two or more Lenders holding at least 66- 2/3% of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)).

“Swap Agreement” has the meaning provided in the First Lien Credit Agreement.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Termination Date” means the earlier of the Maturity Date and the date of termination of the Commitments.

“Test Date” has the meaning specified in Section 9.01(b).

“Titan Merger Agreement” has the meaning given to such term in the First Lien Credit Agreement.

“Total Funded Debt” means, at any date, all Debt of the Borrower and the Restricted Subsidiaries on a consolidated basis other than (i) contingent obligations in respect of Debt described in clause (b) of the definition of “Debt”, and (ii) Debt described in clauses (c), (j), (k), and (m) of the definition of “Debt”. For the avoidance of doubt, “Total Funded Debt” shall not include “asset retirement obligations” as such term is used in ASC Topic 410 to the extent such term relates to the plugging and abandonment of wells.

“Total Proved PW10%” shall mean, the sum of (i) with respect to any Proved Reserves reasonably expected to be produced from any Oil and Gas Properties of the Borrower, the net present value discounted at ten percent (10%) per annum, of the future net revenues expected to accrue to the Borrower’s interests in such Proved Reserves during the remaining expected economic lives of such reserves based upon the most recent Reserve Report delivered pursuant to Section 8.11, provided, however that for the purposes of the calculation under this clause (i) Proved Developing Producing Reserves shall constitute not less than 60% of such future net revenues, plus (ii) with respect to any Proved Reserves reasonably expected to be produced from any Oil and Gas Properties of the Designated Partnerships, 75% of the net present value discounted at ten percent (10%) per annum, of future revenues expected to accrue to such Designated Partnerships’ interests in such Proved Reserved during the remaining expected economic lives of such reserves based upon the most recent Reserve Report delivered pursuant to Section 8.11, provided, however that for the purposes of the calculation under this clause (ii) Proved Developing Producing Reserves shall constitute not less than 60% of such future net revenues plus (iii) three times Well Services Income, plus (if positive) or minus (if negative) (iv) the Value of Swap Agreements of the Borrower and the Designated Partnerships. Each calculation of such expected future net revenues shall be made in accordance with the then existing standards of the Society of Petroleum Engineers, provided that in any event (i) reasonable deductions shall be made for the production and sale of such reserves, (ii) reasonable adjustments shall be made for commodity and basis hedging activities of the Borrower and its Subsidiaries, (iii) the pricing shall be based upon the Strip Price and (iv) the cash-flows derived from the pricing assumptions set forth in clauses (ii) and (iii) above shall be further adjusted to account for the historical basis differential in a manner reasonably acceptable to the Administrative Agent.

“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof, and the grant of Liens by the Borrower on Mortgaged Properties pursuant to the Security Instruments and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document, the guaranteeing of the Indebtedness and the other obligations under the Guaranty Agreement by such Guarantor and such Guarantor’s grant of the security interests and provision of collateral thereunder, and the grant of Liens by such Guarantor on Mortgaged Properties pursuant to the Security Instruments.

“Transferee” means any Assignee or Participant.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Undesignated Partnership” means a partnership or limited liability company (other than a Subsidiary) that is Controlled by a Loan Party and that (a) does not meet the definition of a “Designated Partnership”, (b) is listed on Schedule 7.15 on the date hereof as an “Undesignated Partnership”, or (c) has been designated by the Borrower as an “Undesignated Partnership” pursuant to Section 8.01(p) or Section 9.20(b).

“Unrestricted Subsidiary” means (a) any Subsidiary designated as such on Schedule 7.15 or which the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 9.19 and (b) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(e).

“Value of Swap Agreements” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (i) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination values, and (ii) for any date prior to the date referenced in clause (i), the amounts determined as the mark-to-market values for such Swap Agreements, as determined by the Administrative Agent in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements.

“Well Services Borrowing Base” has the meaning provided in the First Lien Credit Agreement.

“Well Services Business Segment” means the business segment of the Borrower and the Restricted Subsidiaries principally involved in serving as the operator of various oil and gas properties and providing well maintenance and other drilling services to oil and gas producers.

“Well Services Income” means at any time an amount equal to the portion of EBITDA allocable to the Well Services Business Segment for the twelve month period ending on the last day of the most recently completed fiscal quarter of the Borrower for which financial statements are available, calculated by the Borrower in good faith and in a manner consistent with the calculation of Well Services Income made by the Borrower and delivered to the First Lien Agent in connection with the determination of the Well Services Borrowing Base on March 5, 2012.

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or by the Borrower and one or more of the Wholly-Owned Subsidiaries.

“Withholding Agent” means any Loan Party or the Administrative Agent.

“Working Interest Borrowing Base” has the meaning provided in the First Lien Credit Agreement.

Section 1.03 Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

Section 1.04 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including,” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement.

Section 1.05 Accounting Terms and Determinations. (a) Unless otherwise specified herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b) Notwithstanding GAAP or anything in this Agreement to the contrary, for the purposes of calculating the ratios that are the subject of Section 9.01 hereof and the components of each of them, all Unrestricted Subsidiaries, all Designated Partnerships (and their Subsidiaries), and all Undesignated Partnerships (and their Subsidiaries) (including the assets, liabilities, income, losses, cash flows and elements thereof of each of the foregoing) shall be excluded, except that any cash dividends or distributions paid by any Person to Borrower or any Restricted Subsidiary shall be deemed to be income to the Borrower or such Restricted Subsidiary, as applicable, when received by it whether or not constituting income in accordance with GAAP.

ARTICLE II

THE CREDITS

Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make a Loan to the Borrower on the Effective Date in the amount of its Maximum Credit Amount. Amounts repaid or prepaid in respect of the Loans may not be reborrowed.

Section 2.02 Loans and Borrowings.

(a) Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amount; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five (5) Eurodollar Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(d) Notes. If a Lender shall make a written request to the Administrative Agent and the Borrower to have its Loans evidenced by a promissory note, then the Borrower shall execute and deliver a single promissory note of the Borrower in substantially the form of Exhibit A, payable to such Lender in a principal amount equal to its Maximum Credit Amount as then in effect, and otherwise duly completed. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, may be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender; provided that the failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone or by written Borrowing Request in substantially the form of Exhibit B and signed by the Borrower (a “written Borrowing Request”): (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York, New York time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York, New York time, on the date of the proposed Borrowing. The Borrowing Request shall be irrevocable and if a telephonic Borrowing Request it shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request. The Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Promptly following receipt of the Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Interest Elections.

(a) Conversion and Continuance. The Borrowing initially shall be of the Type specified in the Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone or by a written

Interest Election Request in substantially the form of Exhibit C and signed by the Borrower (a “written Interest Election Request”) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each telephonic and written Interest Election Request shall be irrevocable and each telephonic Interest Election Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent.

(c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing: (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05 Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make its Loan on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York, New York time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Request.

(b) Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of the Borrowing (or, in the case of any ABR Borrowing, prior to 12:00 p.m., New York, New York time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of the Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. No payment required and made by the Borrower under this paragraph will be subject to any break-funding payment under Section 5.02.

ARTICLE III

PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01 Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

Section 3.02 Interest.

(a) ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.

(b) Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Post-Default Rate. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower or any other Loan Party hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2.0% plus the rate applicable to ABR Loans as provided in Section 3.02(a), or if no rate is then applicable to such amount, at a rate per annum equal to 2.0% plus the highest rate then applicable to ABR Loans as provided in Section 3.02(a).

(d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 3.04 Prepayments.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b), but each prepayment must be in an amount that is an integral multiple of $100,000 and not less than $1,000,000.

(b) Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York, New York time, three (3) Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York, New York time, one Business Day prior to the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing (other than pursuant to Section 3.04(c)) shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

(c) Mandatory Prepayments.

(i) The Borrower shall make a mandatory prepayment of the Loans in an amount equal to 100% of the net proceeds of the sale of any Senior Notes, such prepayment to be made within two (2) Business Days of the receipt of any such proceeds.

(ii) The Borrower shall make a mandatory prepayment of the Loans in an amount equal to 1/3 of the net proceeds of all sales of Equity Interests by the Borrower.

(iii) [Intentionally Deleted.]

(iv) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding as the Borrower may direct.

(v) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.

(d) No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.

Section 3.05 Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender fees payable in the amounts and at the times separately agreed upon by the Borrower and the Administrative Agent in the Fee Letter and will pay to the Lenders the fees set forth in the fee letter dated December 20, 2012 between the Borrower and the Administrative Agent.

ARTICLE IV

PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, New York, New York time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) Application of Insufficient Payments. If at any time prior the Termination Date, insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, fees and other amounts then due hereunder, such funds shall be applied: first, ratably to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second, to accrued interest on the Loans; third, to fees; and fourth, pro rata to outstanding principal of the Loans; in each case, ratably among the parties entitled thereto in accordance with the amounts then due to such parties.

(c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to a Loan Party or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law and under this Agreement, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02 Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03 Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant hereto then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. After acceleration or maturity of the Loans, all principal will be paid ratably as provided in Section 10.02(c).

Section 4.04 Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower and/or the other Loan Parties unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrower’s or each other Loan Party’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower or any other applicable Loan Party and the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Loan Parties.

ARTICLE V

INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES

Section 5.01 Increased Costs.

(a) Eurodollar Changes in Law. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii) impose on any Lender or the London interbank market any other condition (other than Excluded Taxes) affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), in each case by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, in each case by an amount deemed by such Lender to be material, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 5.01(a) or (b) and reasonably detailed calculations therefor shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

(d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.05, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 5.03 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03(a)), the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower or such Guarantor shall make such deductions and (c) the Borrower or such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such

Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Administrative Agent or a Lender as to the amount of such payment or liability under this Section 5.03) shall be delivered to the Borrower and shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Indemnification by Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).

(g) FATCA. If a payment made to a Lender under this Agreement would be subject to United States Federal withholding tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(h) Tax Refunds. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 5.03, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 5.03 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 5.03 shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(i) Survival. The agreements in this Section 5.03 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 5.04 Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 5.05 Replacement of Lenders. If (a) any Lender requests compensation under Section 5.01, (b) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, or (c) any Lender has not approved a proposed waiver or amendment but which has been approved by Lenders holding 50% or more of the then outstanding Loans, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments.

Section 5.06 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans; provided that the Borrower shall not be required to make any payments pursuant to Section 5.02 as a result of the conversion of any Affected Loans under this Section 5.06.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Effective Date. The obligations of the Lenders to make Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a) The Administrative Agent, the Arrangers and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date pursuant to this Agreement, the Fee Letter and the fee letter dated as of December 20, 2012 between the Borrower and the Administrative Agent, including, to the extent invoiced to the Borrower at least two (2) Business Days prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(b) The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor setting forth (i) resolutions of its board of directors (or other applicable managing Person) with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower or such Guarantor (A) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and

(iv) the articles or certificate of incorporation and bylaws (or other applicable governing documents) of the Borrower and such Guarantor, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(c) The Administrative Agent shall have received recent certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Borrower and each Guarantor.

(d) The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(e) The Administrative Agent shall have received duly executed Notes payable to each Lender requesting a Note in a principal amount equal to its Maximum Credit Amount dated as of the date hereof.

(f) The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments described on Exhibit E. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall:

(i) be reasonably satisfied that the Security Instruments will, when properly executed and recorded, create second priority, perfected Liens (except for Excepted Liens, but subject to the provisos at the end of such definition and subject to Immaterial Title Deficiencies) on at least the Required Mortgage Value of Oil and Gas Properties and all other Property purported to be pledged as collateral pursuant to such Security Instruments (including, without limitation, all Equity Interests in each Designated Partnership); and

(ii) have received, or the First Lien Agent as bailee for the Administrative Agent shall have received, certificates, together with undated, blank stock powers (or the equivalent for Persons that are not corporations) for each certificate, representing all of the certificated issued and outstanding Equity Interests (other than any Excluded Property (as defined in the Security Agreement)) of each Subsidiary (other than any Subsidiary of an Unrestricted Subsidiary) and of the Loan Parties’ Equity Interests in each Designated Partnership.

(g) The Administrative Agent shall have received opinions in form and substance reasonably acceptable to the Administrative Agent of (i) Ledgewood, special counsel to the Borrower, and (ii) local counsel in each of the following states: Texas, Ohio and Pennsylvania.

(h) The Administrative Agent shall have received a certificate of insurance coverage of the Borrower, the Restricted Subsidiaries and the Designated Partnerships evidencing that such Persons are carrying insurance in accordance with Section 7.13.

(i) The Administrative Agent shall have received title information in form and substance reasonably satisfactory to the Administrative Agent setting forth (a) the status of title on at least 80% of the total value of all Oil and Gas Properties (other than Designated Partnership Properties) evaluated by the First Lien Agent in its determination of the Borrowing Base.

(j) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Borrower or another Loan Party has (i) received all consents and approvals required by Section 7.03, and (ii) no action, investigation, litigation or proceeding is pending or threatened in any court or before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

(k) The Administrative Agent shall have received the financial statements referred to in Section 7.04(a).

(l) The Administrative Agent shall have received appropriate UCC and other Lien and real property record search certificates from Ohio, Indiana, Pennsylvania, Colorado, any additional jurisdiction of organization of each Loan Party, and any other jurisdiction reasonably requested by the Administrative Agent, in each case reflecting no Liens encumbering the Properties of each Loan Party or Designated Partnership, as applicable, other than Liens released on or prior to the Effective Date or Liens permitted by Section 9.03 including, without limitation, Immaterial Title Deficiencies.

(m) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying: (a) true, accurate and complete copies of certain of the DTE Acquisition Agreement and all side letters and other material agreements, documents and certificates executed and delivered in connection with the DTE Acquisition, which documents shall contain terms and conditions reasonably acceptable to the Administrative Agent, (b) that, concurrently with the Borrowing under the Credit Agreement, Atlas Barnett is consummating the DTE Acquisition, and indirectly acquiring all of the DTE Assets, in accordance with the terms of the DTE Acquisition Agreement (without waiver or amendment of any term or condition thereof which would be materially adverse to the interests of the Lenders provided that, for the avoidance of doubt, any amendment, modification or waiver that results in (A) less than all of the DTE Assets being indirectly acquired (or any exercise by Atlas Barnett of any right to remove any Oil and Gas Properties from the DTE Assets) or (B) a decrease in the purchase price set forth in the Acquisition Agreement of more than 15% as a result of Title Defects or Environmental Defects (as such terms are defined in the DTE Acquisition Agreement) shall, in each case, be deemed to be materially adverse to the interests of the Lenders); (c) as to the final purchase price for the DTE Assets after giving effect to all adjustments as of the closing date contemplated by the DTE Acquisition Agreement; (d) that all governmental and third party consents and all equityholder and board of director (or comparable entity management body) authorizations of the DTE Acquisition required to be obtained by any Loan Party have been obtained and are in full force and effect, (e) that no “Material Adverse Effect” (as defined in the DTE Acquisition Agreement) shall have occurred and (f) such other related documents and information as the Administrative Agent shall have reasonably requested.

(n) The Administrative Agent shall have received a fully executed Intercreditor Agreement and a fully executed amendment to the Designated Partnership Intercreditor Agreement in form and substance satisfactory to the Administrative Agent.

(o) The Lenders shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(p) [Reserved]

(q) The Borrower’s having minimum liquidity (defined as unused availability under the First Lien Credit Agreement plus unrestricted cash on hand) of at least $45,000,000 on the Effective Date after giving effect to the DTE Acquisition and the Loans made hereunder and the Loans made and letters of credit issued under the First Lien Credit Agreement.

Without limiting the generality of the provisions of Section 11.05, for purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 6.01 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto. All documents executed or submitted pursuant to this Section 6.01 by and on behalf of the Borrower or any of the other Loan Parties shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel. The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 2:00 p.m., New York, New York time, on December 31, 2012 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Section 6.02 Additional Conditions. (a) The obligation of each Lender to make its Loan is subject to the satisfaction of the following additional conditions:

(i) At the time of and immediately after giving effect to such Borrowing no Default shall have occurred and be continuing.

(ii) The representations and warranties of the Loan Parties set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of such Borrowing, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing, such representations and warranties shall continue to be true and correct as of such specified earlier date; provided, however, the only representations related to Atlas Barnett, DTE Gas Resources, Coleman Gathering or the Acquired Assets the accuracy of which shall be a condition under this clause (ii) shall be (A) the representations made by the Seller with respect to DTE Gas Resources, Coleman Gathering or the Acquired Assets in the DTE Acquisition Agreement that are material to the interests of the Lenders and the First Lien Lenders, but only to the extent that Atlas Barnett has the right to terminate its obligations under the DTE Acquisition Agreement (or the right not to consummate the DTE Acquisition pursuant to the DTE Acquisition Agreement) as a result of the breach of such representation in the DTE Acquisition Agreement (to such extent the “Specified Acquisition Agreement Representations”) and (B) the Borrower shall be the Specified Representations.

(iii) [Intentionally Deleted.]

(iv) The making of such Loan would not conflict with, or cause any Lender to violate or exceed, any applicable Law, and no Change in Law shall have occurred, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Loan, or the consummation of the transactions contemplated by this Agreement or any other Loan Document.

(v) The receipt by the Administrative Agent of the Borrowing Request in accordance with Section 2.03.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Subject to Section 6.02(a)(ii), the Borrower represents and warrants to the Lenders that:

Section 7.01 Organization; Powers. Each of the Borrower and the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02 Authority; Enforceability. The Transactions are within each Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, member action. Each Loan Document has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of such Loan Party, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03 Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents,

(b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its Properties, or give rise to a right thereunder to require any payment to be made by any Loan Party and (d) will not result in the creation or imposition of any Lien on any Property of any Loan Party (other than the Liens created by the Loan Documents or permitted under Section 9.03).

Section 7.04 Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished in accordance with Section 8.01 to the Lenders (i) the consolidated balance sheets of the Borrower as of December 31, 2011 and 2010, and the related consolidated statements of operations, comprehensive income, partners’ capital, and cash flows for each of the three years in the period ended December 31, 2011, certified by its independent public accountants; and (ii) the consolidated balance sheet of the Borrower as of September 30, 2012, and the related consolidated statements of operations, comprehensive income, partners’ capital, and cash flows for the three month and nine month periods then ended, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the combined or consolidated, as applicable, financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries, as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.

(b) The Borrower has previously delivered to the Lenders the pro forma condensed consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of September 30, 2012, and the related pro forma condensed consolidated statements of operations for the Borrower for the nine months then ended and for the 12 months ended December 31, 2011 (collectively, the “Pro Forma Financial Statements”). The Pro Forma Financial Statements (i) give effect to the Transactions and the DTE Acquisition as if they had occurred on such date in the case of the balance sheet and as of the beginning of the periods presented in the case of the statements of operations, (ii) have been prepared in good faith by the Loan Parties, based on the assumptions stated therein (which assumptions are believed by the Loan Parties on the Effective Date to be reasonable), (iii) accurately reflect all adjustments required to be made to give effect to the Transactions and the DTE Acquisition, and (iv) are in accordance with Regulation S-X and present fairly in all material respects the pro forma consolidated financial position and results of operations of the Borrower as of such date and for such periods, assuming that the Transactions and the DTE Acquisition had occurred at such dates.

(c) Since December 31, 2011, after giving effect to the DTE Acquisition and the adjustments set forth in the pro forma condensed consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of September 30, 2012 which was previously delivered to the Lenders, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of the Loan Parties has been conducted only in the ordinary course consistent with past business practices.

(d) Neither the Borrower nor any Restricted Subsidiary has on the date hereof any material Debt (including Disqualified Capital Stock) or any material contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Pro Forma Financial Statements or as disclosed in this Agreement (including the Schedules hereto).

Section 7.05 Litigation. Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or affecting the Borrower or any Restricted Subsidiary (i) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document, the Transactions and the Acquisition and to the knowledge of the Borrower no such action, suit, investigation or proceeding is threatened.

Section 7.06 Environmental Matters. Except for such matters as set forth on Schedule 7.06 or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) Neither any Property of the Borrower or any Restricted Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws.

(b) Without limitation of clause (a) above, no Property of the Borrower or any Restricted Subsidiary nor the operations currently conducted thereon or, to the best knowledge of any Loan Party, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws.

(c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each Restricted Subsidiary, including without limitation past or present treatment, storage, disposal or release of a Hazardous Material or solid waste into the environment, have been duly obtained or filed, and the Borrower and each Restricted Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

(d) All Hazardous Materials, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of the Borrower or any Restricted Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Loan Parties, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws.

(e) The Borrower has taken all steps reasonably necessary to determine and have determined that no Hazardous Materials, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise Released and there has been no threatened Release of any Hazardous Materials on or to any Property of the Borrower or any Restricted Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment.

(f) To the extent applicable, all Property of the Borrower and each Restricted Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Effective Date to be imposed by OPA during the term of this Agreement, and the Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement.

(g) Neither the Borrower nor any Restricted Subsidiary has any known contingent liability in connection with any Release or threatened Release of any oil, Hazardous Material or solid waste into the environment.

Section 7.07 Compliance with the Laws and Agreements; No Defaults. (a) Each of the Borrower and each Restricted Subsidiary (i) is in compliance with all Laws applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and (ii) possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except in each case where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Borrower nor any Restricted Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Borrower or a Restricted Subsidiary to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which the Borrower or any Restricted Subsidiary or any of their Properties is bound.

(c) No Event of Default has occurred and is continuing.

Section 7.08 Investment Company Act. Neither the Borrower nor any Restricted Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09 No Margin Stock Activities. No Loan Party is engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.10 Taxes. Each of the Borrower and the Restricted Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (a) taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such

Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and the Restricted Subsidiaries in respect of taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate. No tax Lien has been filed and no claim is being asserted with respect to any such tax or other such governmental charge.

Section 7.11 ERISA. Except as set forth on Schedule 7.11 and except as could not reasonably be expected to result in a Material Adverse Effect:

(a) The Borrower, the Restricted Subsidiaries and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

(b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

(c) No act, omission or transaction has occurred which could result in imposition on the Borrower, any Restricted Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower, any Restricted Subsidiary or any ERISA Affiliate has been or is expected by the Borrower, any Restricted Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

(e) Full payment when due has been made of all amounts which the Borrower, the Restricted Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

(f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower’s most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.

(g) Neither the Borrower, the Restricted Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Restricted Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

(h) Neither the Borrower, the Restricted Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any Multiemployer Plan.

(i) Neither the Borrower, the Restricted Subsidiaries nor any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

Section 7.12 Disclosure; No Material Misstatements. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of the Restricted Subsidiaries is subject, and all other matters known to it, that in each case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower or any of the Restricted Subsidiaries to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished, collectively, the “Information”) contained, as of the date delivered, any material misstatement of fact or omitted to state, as of the date delivered, any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, as of the Effective Date, the Information does not contain any misstatement of fact or omit to state any fact that would make the Information, taken as a whole and viewed in the light of the circumstances under which the Information was prepared, misleading in any material respect; provided that, with respect to Information consisting of projected financial information or other forward looking information, the Borrower represents only that such Information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time.

Section 7.13 Insurance. The Borrower has, and has caused all the Restricted Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Laws and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and the Restricted Subsidiaries. All Designated Partnerships maintain all appropriate insurance policies to the extent contemplated or required under the limited partnership agreement (or similar governing document) of such Designated Partnership. With respect to insurance policies of the Borrower and the Restricted Subsidiaries, the Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance.

Section 7.14 Restriction on Liens. Neither the Borrower nor any of the Restricted Subsidiaries is a party to any material agreement or arrangement (other than the First Lien Loan Documents and Capital Leases creating Liens permitted by Section 9.03(c), but then only on the Property subject of such Capital Lease), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Indebtedness and the Loan Documents.

Section 7.15 Subsidiaries. (a) Except as set forth on Schedule 7.15 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.15, the Borrower has no Subsidiaries and each Restricted Subsidiary is a Wholly-Owned Subsidiary. Neither the Borrower nor any Restricted Subsidiary has any Foreign Subsidiaries (other than any Subsidiary that is organized under the laws of Canada or any province or territory thereof). Schedule 7.15 lists all the Designated Partnerships and the Undesignated Partnerships owned by the Borrower or the Restricted Subsidiaries and their partnership interests in each such Designated Partnership and Undesignated Partnership. Schedule 7.15 identifies each Unrestricted Subsidiary other than Subsidiaries of Unrestricted Subsidiaries.

(b) The Borrower’s and the Guarantors’ Equity Interests in the Designated Partnerships are free and clear of any and all Liens, claims and encumbrances including any preferential rights to purchase and consents to assignments, other than (i) Liens contemplated by the Security Instruments and (ii) Excepted Liens described in clause (a) or clause (l) of the definition thereof.

(c) The amount and type of the authorized Equity Interests of each of the Persons listed on Schedule 7.15 are accurately described thereon, and all such Equity Interests that are issued and outstanding have been validly issued and are fully paid and nonassessable and are owned by and issued to the Person listed as their owner on Schedule 7.15. The Borrower and each Guarantor have good and marketable title to all the Equity Interests of the Subsidiaries issued to it, free and clear of all Liens other than (i) Liens contemplated by the Security Instruments and (ii) Excepted Liens described in clause (a) or (l) of the definition thereof, and all such Equity Interests have been duly and validly issued and are fully paid and nonassessable (except to the extent general partnership interests are assessable under applicable law).

Section 7.16 Location of Business and Offices. The Borrower’s jurisdiction of organization is Delaware; the name of the Borrower as listed in the public records of Delaware is Atlas Resource Partners, L.P.; and the organizational identification number of the Borrower in Delaware is 5051546 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(j) in accordance with Section 12.01). The Borrower’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(j) and Section 12.01(c)). Each other Loan Party’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.15 (or as set forth in a notice delivered pursuant to Section 8.01(j)).

Section 7.17 Properties; Titles, etc. (a) Subject to Immaterial Title Deficiencies, each Loan Party specified as the owner had, as of the date evaluated in the most recently delivered Reserve Report, direct, good and defensible title as owner of a fee or leasehold interest to the Oil and Gas Properties (other than Designated Partnership Properties) evaluated in such Reserve Report free and clear of Liens except Excepted Liens and Liens securing the Indebtedness. Each Loan Party has good title to all personal Properties owned by it free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, each Loan Party specified as the owner of Hydrocarbon Interests in the most recently delivered Reserve Report owned, as of the date evaluated in such Reserve Report, the net interests in production attributable to the Hydrocarbon Interests reflected in such Reserve Report (other than those attributable to Designated Partnership Properties), and the ownership (whether in fee or by leasehold) of such Properties shall not in any material respect obligate such Loan Party to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in such Reserve Report that is not offset by a corresponding proportionate increase in such Loan Party’s net revenue interest in such Property other than as reflected in such Reserve Report; provided that to the extent a Loan Party is a general partner of a Designated Partnership, it is liable for all of the costs and expenses attributable to such Designated Partnership’s interest but is only entitled to its percentage interest in such Designated Partnership’s net revenues. All information contained in the most recently delivered Reserve Report is true and correct in all material respects as of the date to which such Reserve Report relates.

(b) Subject to Immaterial Title Deficiencies, a Loan Party or a Designated Partnership had, as of the date evaluated in the most recently delivered Reserve Report, good and defensible title as owner of a fee or leasehold interest to the Designated Partnership Properties evaluated in such Reserve Report, free and clear of all Liens except Liens described in clause (E) of the definition of “Designated Partnership”. After giving full effect to the Excepted Liens, a Loan Party or a Designated Partnership owned, as of the date evaluated in such Reserve Report, the net interests in production attributable to the Hydrocarbon Interests relating to Designated Partnership Properties reflected in such Reserve Report, and the ownership (in fee or in leasehold) of such Properties shall not in any material respect obligate such owner to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in such Reserve Report that is not offset by a corresponding proportionate increase in such owner’s net revenue interest in such Property other than as reflected in such Reserve Report; provided that to the extent a Loan Party is a general partner of a Designated Partnership, it is liable for all of the costs and expenses attributable to such Designated Partnership’s interest but is only entitled to its percentage interest in such Designated Partnership’s net revenues.

(c) All material leases and agreements necessary for the conduct of the business of the Borrower and the Restricted Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, except as in each case could not reasonably be expected to result in a Material Adverse Effect.

(d) The rights and Properties presently owned, leased or licensed by the Borrower and the Restricted Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Borrower and the Restricted Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

(e) All of the Properties of the Borrower and the Restricted Subsidiaries which are reasonably necessary for the material operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(f) The Borrower and each Restricted Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and such Restricted Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower and the Restricted Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 7.18 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Loan Parties and the Designated Partnerships have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Laws and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of such Oil and Gas Properties. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (a) no Oil and Gas Property owned (whether in fee or by leasehold) by any Loan Party or any Designated Partnership is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (b) none of the wells comprising a part of the Oil and Gas Properties owned (whether in fee or by leasehold) by any Loan Party or any Designated Partnership (or Properties unitized therewith) is deviated from the vertical more than the maximum permitted by Law, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, such Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties). All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by any Loan Party or any Designated Partnership that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by any Loan Party or any Designated Partnership, in a manner consistent with such Loan Party’s or Designated Partnership’s past practices (other than those the failure of which to maintain in accordance with this Section 7.18 could not reasonably be expect to have a Material Adverse Effect).

Section 7.19 Gas Imbalances. As of the date hereof, except as set forth on Schedule 7.19, on a net basis there are no gas imbalances or other prepayments made to the Borrower, any Restricted Subsidiary or any Designated Partnership with respect to the Oil and Gas Properties evaluated in the Reserve Report that would require the Borrower, any Restricted Subsidiary or any Designated Partnership to deliver and transfer ownership of at some future time volumes of Hydrocarbons produced from such Oil and Gas Properties having a value (based on current prices) of more than $5,000,000 without receiving full payment therefor at the time of delivery of those Hydrocarbons.

Section 7.20 Marketing of Production. Except for contracts listed on Schedule 7.20, and thereafter disclosed in writing by the Borrower to the Administrative Agent, in each case as included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrower represents that it or the Restricted Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity except as disclosed in Schedule 7.20 or the most recently delivered Reserve Report), no agreements exist which are not cancelable by the Borrower or a Restricted Subsidiary on 60 days’ notice or less without penalty to the Borrower or a Restricted Subsidiary or detriment for the sale of production from the Borrower’s or the Restricted Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six months from the date hereof (in the case of Schedule 7.20) or the most recently delivered Reserve Report (in the case of each other such agreement).

Section 7.21 Swap Agreements. Each report required to be delivered by the Borrower pursuant to Section 8.01(d), sets forth, a true and complete list of all Swap Agreements of the Borrower, each Restricted Subsidiary and each Designated Partnership, including, all Swap Agreements of a Participating Partnership entered into pursuant to the Designated Partnership Hedge Facility, the type, term, effective date, termination date and notional amounts or volumes and the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement. All reports and other information relating to the Designated Partnership Hedge Facility delivered to the Administrative Agent pursuant to Section 8.01(d) are true and complete in all material respects.

Section 7.22 Solvency. The Borrower and the other Loan Parties, taken as a whole, are, and immediately after giving effect to the DTE Acquisition and incurrence of all Debt and obligations being incurred in connection herewith, will be Solvent.

Section 7.23 Foreign Corrupt Practices. To the knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries, nor any Designated Partnership or any Undesignated Partnership, nor any director, officer, agent, employee or Affiliate of any of the foregoing is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. To the knowledge of the Borrower, the Borrower, the Restricted Subsidiaries, the Unrestricted Subsidiaries, the Designated Partnerships and the Undesignated Partnerships and its and their Affiliates have conducted their business in material compliance with the FCPA.

Section 7.24 OFAC. To the knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries, nor any Designated Partnership or any Undesignated Partnership, nor any

director, officer, agent, employee or Affiliate of any of the foregoing is currently subject to any material United States sanctions administered by OFAC, and the Borrower will not directly or indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person known to the Borrower to be currently subject to any United States sanctions administered by OFAC.

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until the principal of and interest on each Loan and all fees due and payable hereunder have been paid in full, and all other amounts due and payable under the Loan Documents (other than contingent obligations for which no claim has been made) have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 8.01 Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 100 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of income, partners’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (with an unqualified opinion as to “going concern” and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of income, partners’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c) Certificate of Financial Officer – Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a compliance certificate of a Financial Officer of the Borrower in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01. Each such certificate

(including the financial statements and calculations delivered with such certificate) shall include (A) the Borrower’s calculation of the Well Services Income, which shall be calculated and presented in a manner consistent with the calculation of Well Services Income that was made by Borrower and delivered to the First Lien Agent and (B) reasonably detailed information regarding all cash dividends and distributions received by any Restricted Subsidiary from Persons other than Restricted Subsidiaries which were included in the calculations of the ratios that are the subject of Section 9.01 hereof (which information shall include a reconciliation of the Borrower’s calculation of EBITDA versus the calculation of EBITDA in accordance with GAAP).

(d) Certificate of Financial Officer – Swap Agreements. Concurrently with the delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements of the Borrower, each Restricted Subsidiary and each Designated Partnership, including, without limitation, any Swap Agreement entered into by a Participating Partnership pursuant to the Designated Partnership Hedge Facility, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes and volumes attributable to Designated Partnership production), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed in the certificate delivered to the Administrative Agent pursuant to Section 6.01(n), any margin required or supplied under any credit support document, and the counterparty to each such agreement. Concurrently with the delivery of such certificate, the Borrower shall deliver or cause any Participating Partnership to deliver to the Administrative Agent all reports and other information delivered to an Approved Counterparty pursuant to the Designated Partnership Hedge Facility for such period.

(e) Certificate of Insurer – Insurance Coverage. Within 30 days following the reasonable request by the Administrative Agent, a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.06, in form and substance reasonably satisfactory to the Administrative Agent, and, if also reasonably requested by the Administrative Agent, all copies of the applicable policies.

(f) SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be. Documents required to be delivered pursuant to Section 8.01(a) and Section 8.01(b) and this Section 8.01(f) may be delivered electronically and shall be deemed to have been delivered on the date on which the Borrower posts such documents to EDGAR (or such other free, publicly-accessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR).

(g) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any notice of any breach, default, violation, demand, or any other material event furnished to or by any Person pursuant to the terms of any indenture, loan or credit or other similar agreement representing Material Indebtedness, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(h) Lists of Purchasers. Promptly upon written request of the Administrative Agent, a list of Persons purchasing Hydrocarbons from the Borrower or any Restricted Subsidiary accounting for at least 85% of the revenues resulting from the sale of all Hydrocarbons in the one-year period prior to the “as of” date of such Reserve Report.

(i) Notice of Casualty Events. Prompt written notice, and in any event within three (3) Business Days, after the Borrower obtains knowledge thereof, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

(j) Information Regarding the Loan Parties. Prompt written notice (and in any event within ten (10) Business Days thereof) of any change (i) in any Loan Party’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of any Loan Party’s chief executive office or principal place of business, (iii) in any Loan Party’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in any Loan Party’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in any Loan Party’s federal taxpayer identification number.

(k) Production Report and Lease Operating Statements. Promptly upon written request of the Administrative Agent, a report setting forth, for the current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) from the Oil and Gas Properties owned (whether in fee or by leasehold) by any Loan Party or any Designated Partnership, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred.

(l) Notices of Certain Changes. Except as otherwise provided herein or in the other Loan Documents, promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or any other organic document of the Borrower or any other Loan Party.

(m) Certificate of Financial Officer – Consolidating Information. If, at any time, there exist any Unrestricted Subsidiaries of the Borrower, then concurrently with any delivery of financial statements under Section 8.01(a) and Section 8.01(b), a certificate of a Financial Officer setting forth consolidating spreadsheets that show all Unrestricted Subsidiaries and the eliminating entries, in such form as is reasonably acceptable to the Administrative Agent.

(n) Issuance of Senior Notes. In the event the Borrower intends to issue any Senior Notes, prior written notice of such intended offering, the intended principal amount thereof and the anticipated date of closing and, upon request of the Administrative Agent, a copy of the preliminary offering memorandum (if any) and the final offering memorandum (if any).

(o) Incurrence of Debt by Designated Partnerships. Within five (5) Business Days prior to the incurrence by any of the Designated Partnerships of any Debt, a certificate of a Financial Officer setting forth (i) the name of the Designated Partnership incurring that Debt,

(ii) the amount of that Debt, (iii) a description of any security for that Debt, (iv) a statement certifying that the managing general partner, managing member or manager, as applicable, of such Designated Partnership will be the holder of that Debt, and (v) either (A) a statement certifying that, after giving effect to the incurrence of such Debt, the aggregate amount of outstanding Debt incurred or suffered to exist at such time by all Designated Partnerships will be less than or equal to $10,000,000 or (B) if, after giving effect to the incurrence of such Debt, the aggregate amount of outstanding Debt incurred or suffered to exist at such time by all Designated Partnerships would exceed $10,000,000, a statement designating certain of the Designated Partnerships as Undesignated Partnerships and certifying compliance with Section 9.20, so that, after giving effect to such designation and the incurrence of such Debt, the aggregate amount of outstanding Debt incurred or suffered to exist at such time by all Designated Partnerships will be less than or equal to $10,000,000.

(p) Notice of Change in Partnership Status. Prompt written notice, and in any event within five (5) Business Days after the Borrower obtains knowledge thereof, of any Designated Partnership becoming an Undesignated Partnership because it no longer meets requirements set forth in the definition of “Designated Partnership”.

(q) Notice of Amendments to Designated Partnership Organizational Documents. In the event that any Designated Partnership intends to amend or otherwise modify its organizational documents in a manner that could reasonably be expected to be materially adverse to the Administrative Agent or the Lenders, then the Borrower shall deliver to the Administrative Agent reasonable prior written notice of (and a final, unexecuted copy of) such amendment or other modification and any other details thereof reasonably requested by the Administrative Agent.

(r) Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA and such information about any Designated Partnership), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

Section 8.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent prompt written notice of the following:

(a) the occurrence of any Event of Default.

(b) the filing or commencement of any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against the Borrower or any Restricted Subsidiary thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration previously disclosed to the Lenders that, if adversely determined, could reasonably be expected to result in liability in excess of $10,000,000.

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Restricted Subsidiaries in an amount exceeding $5,000,000.

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03 Existence; Conduct of Business. The Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which the nature of the business conducted by it requires such qualification, except where the failure to do any of the foregoing could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.10.

Section 8.04 Payment of Obligations. The Borrower will, and will cause each Restricted Subsidiary to, pay its obligations (other than obligations in respect of Debt or Swap Agreements, as to which Section 10.01(f) shall apply), including tax liabilities of the Borrower and all of the Restricted Subsidiaries before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Property of the Borrower or any Restricted Subsidiary in excess of $10,000,000 in the aggregate.

Section 8.05 Operation and Maintenance of Properties. The Borrower, at its own expense, will, and will cause each Restricted Subsidiary to, except to the extent any failure to do so could not reasonably be expected to result in a Material Adverse Effect:

(a) operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Laws, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom.

(b) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material

Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities, except to the extent a portion of such Property is no longer capable of producing Hydrocarbons in economically reasonable amounts; provided that the foregoing shall not prohibit any sale of any assets permitted by Section 9.11.

(c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, and expenses accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.

(d) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties.

(e) to the extent the Borrower is not the operator of any Property, use commercially reasonable efforts to cause the operator to comply with this Section 8.05.

Section 8.06 Insurance. The Borrower will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The Borrower will cause each Designated Partnership to maintain all appropriate insurance policies to the extent contemplated or required under the limited partnership agreement (or similar governing document) of such Designated Partnership. With respect to insurance policies of the Borrower and the Restricted Subsidiaries, the loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as “additional insureds” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.

Section 8.07 Books and Records; Inspection Rights. The Borrower will, and will cause each Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties (accompanied by a representative of the Borrower), to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided that the Borrower shall be given the opportunity to participate in such discussions), all at such reasonable times during normal business hours and as often as reasonably requested.

Section 8.08 Compliance with Laws. The Borrower will, and will cause each Restricted Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.09 Environmental Matters. (a) The Borrower shall at its sole expense: (i) comply, and shall cause its Properties and operations and each Restricted Subsidiary and each Restricted Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not Release or threaten to Release, and shall cause each Restricted Subsidiary not to Release or threaten to Release, any Hazardous Material on, under, about or from any of the Borrower’s or the Restricted Subsidiaries’ Properties or any other property offsite the Property to the extent caused by the Borrower’s or any of the Restricted Subsidiaries’ operations except in compliance with applicable Environmental Laws, the Release or threatened Release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Restricted Subsidiary to timely obtain or file, all environmental permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or the Restricted Subsidiaries’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Restricted Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of the Borrower’s or the Restricted Subsidiaries’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; (v) conduct, and cause the Restricted Subsidiaries to conduct, their respective operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to form the basis for a claim for damages or compensation that could reasonably be expected to have a Material Adverse Effect; and (vi) establish and implement, and shall cause each Restricted Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Borrower’s and the Restricted Subsidiaries’ obligations under this Section 8.09 are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b) The Borrower will promptly, but in no event later than five (5) Business Days after the occurrence of a triggering event, notify the Administrative Agent and the Lenders in writing of any action, investigation or inquiry by any Governmental Authority or any demand or lawsuit by any Person against the Borrower or the Restricted Subsidiaries or their Properties of which the Borrower has knowledge in connection with any Environmental Laws if the Borrower could reasonably anticipate that such action will result in liability (whether individually or in the aggregate) of greater than $10,000,000 in excess of the amount covered by insurance.

(c) The Borrower will, and will cause each Restricted Subsidiary to, provide environmental assessments, audits and tests in accordance with the most current version of the American Society of Testing Materials standards upon request by the Administrative Agent and the Lenders and no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), in connection with any future acquisitions of Oil and Gas Properties or other Properties.

Section 8.10 Further Assurances. (a) The Borrower at its expense will, and will cause each Restricted Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any Restricted Subsidiary, as the case may be, in the Loan Documents, including the Notes, if any, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the reasonable discretion of the Administrative Agent, in connection therewith.

(b) The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of any Loan Party where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.11 Reserve Reports. (a) On or before April 1 and October 1 of each year, commencing April 1, 2013, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report. The Reserve Report to be delivered on or before April 1 of each year shall be prepared as of December 31 of the prior year. The Reserve Report to be delivered on or before October 1 of each year shall be prepared as of June 30 of that year. The Reserve Report prepared as of December 31 of each year shall be prepared by one or more Approved Petroleum Engineers. All other Reserve Reports shall be prepared by or under the supervision of the chief engineer of the Borrower and substantially in accordance with the procedures used in the preceding Reserve Report prepared as of December 31. Each Reserve Report prepared by or under the supervision of the chief engineer of the Borrower shall be certified by the chief engineer to be true and accurate in all material respects and to have been prepared substantially in accordance with the procedures used in the immediately preceding Reserve Report prepared as of December 31. Each Reserve Report shall identify (i) which of the Oil and Gas Properties included in such Reserve Report are Designated Partnership Properties, (ii) which Designated Partnership beneficially owns (whether in fee or by leasehold) each such Designated Partnership Property and (iii) which Loan Party owns (whether in fee or by leasehold) each Oil and Gas Property included in such Reserve Report (other than Designated Partnership Properties) and no Reserve Report shall evaluate any Oil and Gas Property other than those directly owned (whether in fee or by leasehold) by a Loan Party or by a Designated Partnership.

(b) In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders the Reserve Report delivered to the First Lien Agent under the First Lien Credit Agreement concurrent with the delivery of such Reserve Report to the First Lien Agent.

(c) With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate substantially in the form of Exhibit G from a Responsible Officer certifying that in all material respects, to the best of such Responsible Officer’s knowledge: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, except that with respect to the projections in the Reserve Report, such Responsible Officer only represents that such projections were prepared in accordance with SEC regulations, (ii) the representations and warranties contained in Section 7.17(a) and Section 7.17(b) remain true and correct as of the date of such certificate, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances or other prepayments made to the Borrower, any Restricted Subsidiary or any Designated Partnership with respect to the Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Restricted Subsidiary or any Designated Partnership to deliver and transfer ownership at some future time volumes of Hydrocarbons produced from such Oil and Gas Properties having a value (based on current prices) of more than $5,000,000 without receiving full payment therefor at the time of delivery of those Hydrocarbons, (iv) none of the Oil and Gas Properties of the Loan Parties or the Designated Partnerships have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which exhibit shall list all of the Oil and Gas Properties so sold in such detail as reasonably required by the Administrative Agent, (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower would have been obligated to list on Schedule 7.20 had such agreement been in effect on the date hereof and (vi) attached to the certificate is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the value of all Oil and Gas Properties evaluated in such Reserve Report (other than Designated Partnership Properties) as of the date of the certificate that the value of such Mortgaged Properties represent.

Section 8.12 Title Information. (a) The Borrower shall, at all times during the term of this Agreement, make available for review by the Administrative Agent and the Lenders at the chief executive office of the Borrower (or such other location as the Borrower may reasonably select) during normal business hours upon reasonable advance notice to the Borrower, title information reasonably requested by the Administrative Agent covering the Oil and Gas Properties evaluated in the most recently delivered Reserve Report.

(b) In connection with the delivery of each Reserve Report required by Section 8.11(a), the Borrower shall take all commercially reasonable efforts to ensure that the Administrative Agent shall have received or have been provided reasonable access to, on or prior to the date such Reserve Report is required to be delivered pursuant to Section 8.11(a), title information (reasonably satisfactory to the Administrative Agent) as the Administrative Agent may reasonably require with respect to any Oil and Gas Properties evaluated in such Reserve Report so that the Administrative Agent shall have received, together with title information previously reviewed by the Administrative Agent, the Minimum Title Information.

(c) If the Borrower has provided or made reasonably available title information for Properties under Section 8.12(a) or Section 8.12(b), the Borrower shall, within 90 days of notice from the Administrative Agent that the Administrative Agent has reasonably determined that title defects, exceptions or omissions (other than Excepted Liens (subject to the provisos at the end of such definition) and Immaterial Title Deficiencies) exist with respect to such Properties, either (i) cure any such title defects, exceptions or omissions (including defects or exceptions as to priority) which are not permitted by Section 9.03, (ii) substitute Mortgaged Properties with no title defects, exceptions or omissions except for Immaterial Title Deficiencies and Excepted Liens (subject to the provisos at the end of such definition) having at least an equivalent value as determined in the most recent Reserve Report, or (iii) deliver title information in form and substance reasonably satisfactory to the Administrative Agent with respect to other Oil and Gas Properties so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, the Minimum Title Information with respect to Oil and Gas Properties evaluated in the most recently delivered Reserve Report (and other Oil and Gas Properties submitted as Mortgaged Properties under the foregoing clause (ii)) free from such title defects, exceptions or omissions (other than Excepted Liens (subject to the provisos at the end of such definition) and Immaterial Title Deficiencies).

(d) If the Borrower is unable to take such corrective action as set forth in clause (c) above with respect to any title defect, exception or omission (other than Excepted Liens (subject to the provisos at the end of such definition) and Immaterial Title Deficiencies) reasonably identified by the Administrative Agent or the Lenders within the 90-day period or the Borrower does not timely provide or make reasonably available the Minimum Title Information, such failure shall not be a Default, but instead the First Lien Agent and/or the Super Majority Lenders under the First Lien Credit Agreement shall have the right to exercise the remedies provided in the First Lien Credit Agreement in respect thereof. Notwithstanding anything to the contrary contained herein, the failure of any Designated Partnership to hold record title to any Designated Partnership Property shall not be deemed to be a title defect, exception or omission with respect to such Designated Partnership Property for the purposes of this Section 8.12 so long as (i) such Designated Partnership holds beneficial title to such Designated Partnership Property and (ii) a Loan Party holds record title to such Designated Partnership Property.

Section 8.13 Additional Collateral; Additional Guarantors. (a) In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report prepared in connection with such redetermination pursuant to Section 8.11 and the Oil and Gas Properties subject to a Mortgage as of the date of such Reserve Report. If the aggregate value of the Oil and Gas Properties subject to a Mortgage is less than the Required Mortgage Value, then the Borrower shall, and shall cause the Restricted Subsidiaries to, grant within 30 days of the delivery of the certificate referred to in Section 8.11(c) to the Administrative Agent as security for the Indebtedness a second-priority Lien (provided that Excepted Liens of the type described in clauses (a) to (d), (f) and (l) of the definition thereof may exist, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties to the extent necessary to cause the aggregate value of the Oil and Gas Properties subject to a Mortgage to equal or exceed the Required Mortgage Value. All such Liens will be created and perfected by and in accordance with the provisions of Mortgages or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent. Any Restricted Subsidiary that creates a Lien on its Oil and Gas Properties shall become a Guarantor in accordance with Section 8.13(b).

(b) The Borrower shall promptly cause each Material Subsidiary formed or acquired after the Effective Date to guarantee the Indebtedness pursuant to the Guaranty Agreement. In connection with any such guaranty, the Borrower shall (i) cause such Material Subsidiary to (A) execute and deliver a Joinder Agreement pursuant to which such Material Subsidiary becomes a party to the Guaranty Agreement and becomes a Guarantor, and (B) execute and deliver a Joinder Agreement pursuant to which such Material Subsidiary becomes a party to the Security Agreement and grants a second-priority security interest (provided that Excepted Liens of the type described in clause (l) of the definition thereof may exist) in substantially all of its personal Property, and (ii) execute and deliver (or, if the direct parent of such Material Subsidiary is not the Borrower, cause such Material Subsidiary’s direct parent to execute and deliver) a Security Agreement Supplement pursuant to which the applicable Loan Party will grant a second-priority security interest (provided that Excepted Liens of the type described in clause (l) of the definition thereof may exist) in all of the Equity Interests in such Material Subsidiary (and will, without limitation, deliver original certificates (if any) evidencing the Equity Interests of such Material Subsidiary, together with undated stock powers (or the equivalent for any such Material Subsidiary that is not a corporation) for each certificate duly executed in blank by the registered owner thereof) to the Administrative Agent or a bailee for the Administrative Agent.

(c) In the event that the Borrower or any Material Subsidiary becomes a partner or member in a Designated Partnership or acquires additional interests in a Designated Partnership, the Borrower shall, or shall cause such Material Subsidiary to, grant a second-priority security interest (provided that Excepted Liens of the type described in clause (l) of the definition thereof may exist) in all the Equity Interests owned by such Person in such Designated Partnership.

(d) In the event that any Loan Party acquires any material Property (other than any Oil and Gas Property and any Property in which a security interest is created under the Security Agreement) after the Effective Date, the Borrower shall, or shall cause such other Loan Party to, execute and deliver any Security Instruments reasonably required by the Administrative Agent in order to create a second-priority security interest (provided that Excepted Liens of the type described in clause (l) of the definition thereof may exist) and Lien in such Property.

(e) In the event that any Loan Party makes any loans to any Designated Partnership, such Loan Party shall collaterally assign such Loan Party’s interests in such loans to the Administrative Agent for the benefit of the Lenders to secure the Indebtedness on the terms and conditions set forth in the Security Agreement.

(f) In the event that any Loan Party withdraws its ownership interest in a Participating Partnership in the form of a working interest in the production from the Oil and Gas Properties of such Participating Partnership at the direction of the Majority Lenders pursuant to Section 10.02(a), such Loan Party shall, substantially contemporaneously with such withdrawal, grant to the Administrative Agent as security for the Indebtedness a second-priority Lien (provided that Excepted Liens of the type described in clauses (a) to (d), (f) and (l) of the definition thereof may exist, but subject to the provisos at the end of such definition) on such Oil and Gas Properties. All such Liens will be created and perfected by and in accordance with the provisions of Mortgages or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent.

(g) In furtherance of the foregoing in this Section 8.13, each Loan Party (including any newly created or acquired Material Subsidiary) shall execute and deliver (or otherwise provide, as applicable) to the Administrative Agent such other additional Security Instruments, documents, certificates, legal opinions, title insurance policies, surveys, abstracts, appraisals, environmental assessments, flood information and/or flood insurance policies, in each case as may be reasonably requested by the Administrative Agent and as reasonably satisfactory to the Administrative Agent.

(h) The Borrower agrees that it will not, and will not permit any Guarantor to, grant a Lien on any Property to secure the First Lien Debt without contemporaneously granting to the Administrative Agent, as security for the Indebtedness, a second priority, perfected Lien (provided that Excepted Liens of the type described in clauses (a) to (d), (f) and (l) of the definition thereof may exist, but subject to the provisos at the end of such definition) on the same Property pursuant to Security Instruments in form and substance reasonably satisfactory to the Administrative Agent.

(i) The Borrower will cause any Subsidiary guaranteeing the First Lien Debt that is not guaranteeing the Indebtedness to contemporaneously become a Guarantor by executing and delivering a Joinder Agreement.

Section 8.14 ERISA Compliance. The Borrower will promptly furnish and will cause the Restricted Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent (a) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (b) promptly upon becoming aware of the occurrence of any ERISA Event or of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer, the Restricted Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrower, the Restricted Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (c) promptly upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Borrower will, and will cause each Restricted Subsidiary and ERISA Affiliate to, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

Section 8.15 [Intentionally Deleted.]

Section 8.16 Unrestricted Subsidiaries. The Borrower:

(a) will cause the management, business and affairs of each of the Borrower and its Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from Borrower and the Restricted Subsidiaries; provided that the foregoing will not prohibit payments under expense sharing agreements with such Unrestricted Subsidiaries which are consistent with past practices and/or required by any applicable Governmental Authority.

(b) will not, and will not permit any of the Restricted Subsidiaries to, assume, guarantee or be or become liable for any Debt of any of the Unrestricted Subsidiaries except in accordance with Section 9.05(g).

(c) will not permit any Unrestricted Subsidiary to hold any Equity Interest in the Borrower or any Restricted Subsidiary.

Section 8.17 Use of Proceeds. The Borrower shall use the proceeds of the Loans only (i) for working capital and general corporate purposes of the Borrower and the Subsidiaries and (ii) to pay the fees, expenses and other transaction costs of the Transactions and the DTE Acquisition. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any of the regulations of the Board, including Regulations T, U and X.

Section 8.18 Swap Agreements for MGP Volumes. If, at any time including, without limitation, pursuant to Section 10.02(a), (a) the Master General Partner withdraws any of its ownership interest in a Participating Partnership in the form of a working interest in such Participating Partnership’s Oil and Gas Properties and (b) such Participating Partnership has entered into any Swap Agreements that are secured by assets of such Participating Partnership pursuant to the Designated Partnership Hedge Facility with respect to any production from such Oil and Gas Properties, then substantially contemporaneously with any such withdrawal, the Borrower shall cause the Master General Partner to enter into any novation, amendment or other agreement to reflect that any obligations arising under any Swap Agreement in respect of the notional volumes of the production of such Oil and Gas Properties attributable to the working interests so withdrawn (such volumes, the “MGP Volumes”) are no longer secured pursuant to the Designated Partnership Hedge Facility.

Section 8.19 Swap Agreements for DTE Production. On or before the thirtieth (30th) day following the date hereof, the Borrower shall, or shall cause Atlas Barnett, LLC or another Loan Party to, enter into incremental Swap Agreements (in the form of swaps) following the date hereof reasonably satisfactory to the Administrative Agent with respect to production from the DTE Assets to hedge notional volumes not less than (a) (i) 80% (for each month during the calendar year 2013), (ii) 60% (for each month during calendar years 2014 and 2015) and (iii) 30% (for each month during calendar years 2016 and 2017), in each case, of the reasonably anticipated projected natural gas and crude oil production (calculated separately) from proved, developed and producing Oil and Gas Properties comprising the DTE Assets and (b) 80% (for each month during the calendar year 2013 and for each of the first six calendar months of 2014) of the reasonably anticipated production of natural gas liquids (other than ethane and propane) from proved, developed and producing Oil and Gas Properties comprising the DTE Assets.

ARTICLE IX

NEGATIVE COVENANTS

Until the principal of and interest on the Loans and all fees due and payable hereunder have been paid in full, and all other amounts due and payable under the Loan Documents (other than contingent obligations for which no claim has been made) have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 9.01 Financial Covenants.

(a) Ratio of Total Funded Debt to EBITDA. The Borrower will not permit, as of the last day of any Rolling Period, the ratio of Total Funded Debt as of such day to EBITDA for the Rolling Period ending on such day to be greater than (i) as of the last day of the Rolling Periods ending on or prior to June 30, 2013, 4.75 to 1.0, (ii) as of the last day of the Rolling Periods ending on September 30, 2013 and December 31, 2013, 4.50 to 1.0, and (iii) as of the last day of each Rolling Period ending thereafter, 4.25 to 1.0.

(b) Asset Coverage Test. (i) The Borrower will not, as of any Test Date, permit the ratio (the “Asset Coverage Ratio”) of (1) Total Proved PW10% as in effect on such Test Date to (2) Total Funded Debt of the Borrower and its Subsidiaries as of the date of the Reserve Report used to determine such Total Proved PW10% to be less than 1.50 to 1.00.

(ii) For the purposes hereof, “Test Date” means (A) the date of any Scheduled Redetermination of the Borrowing Base under the First Lien Credit Agreement, (B) the date of any Interim Redetermination of the Borrowing Base under the First Lien Credit Agreement, (C) the date of any Material Acquisition or Material Disposition, or (D) such other date during each calendar year, if any, as selected by the Administrative Agent at the request of any Lender and notified to the Borrower at least 10 Business Days in advance, provided that the Administrative Agent shall select no more than one additional testing date pursuant to this clause (D) during any calendar year.

(iii) In the event that on any Test Date the Borrower is not in compliance with the Asset Coverage Ratio in this Section 9.01(b), the Borrower will not be in breach of this Section 9.01(b) if the Borrower shall notify the Administrative Agent of the Borrower’s election to, and shall within 30 days permanently prepay the Loans under this Agreement in an aggregate principal amount equal to the Shortfall Amount.

(iv) “Shortfall Amount” shall mean the amount equal to the difference of (i) the actual amount of total Debt of the Borrower and its Subsidiaries outstanding on the relevant Test Date minus (ii) the maximum amount of Debt of the Borrower and its Subsidiaries that could have been outstanding on such Test Date in order for the Borrower not to have been in breach of this Section 9.01(b) on such Test Date.

(v) Any prepayments of Loans made to cure a Shortfall Amount shall be without premium or penalty, but subject to Section 5.01.

(c) Interest Coverage Ratio. The Borrower will not permit, as of the last day of any Rolling Period, the ratio of EBITDA for the Rolling Period ending on such day to Consolidated Interest Expense for such period to be less than 2.25 to 1.0.

Section 9.02 Debt. The Borrower will not, and will not permit any Restricted Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

(a) the Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Indebtedness arising under the Loan Documents.

(b) Debt of the Borrower and the Restricted Subsidiaries existing on the date hereof that is reflected in the Pro Forma Financial Statements or on Schedule 9.02 and any refinancings, refundings, replacements, renewals and extensions thereof that do not increase the then outstanding principal amount thereof (other than any increase not exceeding the amount of any fees, premium, if any, and financing costs relating to such refinancing).

(c) accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are not greater than 90 days past the date of invoice or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

(d) Debt under Capital Leases or Purchase Money Debt not to exceed $15,000,000 in the aggregate at any time outstanding.

(e) Debt associated with worker’s compensation claims, performance, bid, appeal, surety or similar bonds or surety obligations required by Law or third parties in connection with the operation of Oil and Gas Properties and otherwise in the ordinary course of business.

(f) intercompany Debt between the Borrower and any Restricted Subsidiary or between Restricted Subsidiaries to the extent permitted by Section 9.05(g); provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or one of its Wholly-Owned Subsidiaries except pursuant to the Loan Documents, and, provided further, that any such Debt owed by either the Borrower or a Guarantor shall be subordinated to the Indebtedness on terms set forth in the Guaranty Agreement.

(g) Debt resulting from the endorsement of negotiable instruments in the ordinary course of business or arising from the honoring of a check, draft or similar instrument presented by the Borrower or any Restricted Subsidiary in the ordinary course of business against insufficient funds.

(h) Debt in respect of unsecured notes, provided that (i) at the time of incurring such Debt (A) no Default has occurred and is then continuing and (B) no Default would result from the incurrence of such Debt after giving effect to the incurrence of such Debt (and any concurrent repayment of Debt with the proceeds of such incurrence), (ii) such Debt does not have any scheduled amortization of principal or a maturity date prior to 120 days after the Maturity Date, (iii) such Debt does not contain mandatory redemption events that require the redemption of such Debt prior to 120 days after the Maturity Date, (iv) such Debt does not prohibit prior repayment of Loans, (v) the terms of such Debt are not materially more onerous, taken as a whole, than the terms of this Agreement and the other Loan Documents, and (vi) the terms of such Debt are the result of arm’s-length negotiations.

(i) Debt (other than Debt for borrowed money) arising from judgments or orders in circumstances not constituting an Event of Default.

(j) Debt of any Person at the time such Person becomes a Restricted Subsidiary of the Borrower or any Restricted Subsidiary, or is merged or consolidated with or into the Borrower or any Restricted Subsidiary, in a transaction permitted by this Agreement, and extensions, renewals, refinancings, refundings and replacements of any such Debt that do not increase the outstanding principal amount thereof (other than any increase not exceeding the amount of any fees, premium, if any, and financing costs relating to such refinancing), provided that (i) such Debt (other than any such extension, renewal, refinancing, refunding or replacement) exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of such event, (ii) neither the Borrower nor any of the Restricted Subsidiaries shall be liable for such Debt, (iii) the Borrower is in Pro Forma Compliance with the covenants contained in Section 9.01, (iv) the principal amount of such Debt that is secured does not exceed $25,000,000 in the aggregate at any time outstanding, and (v) any such Debt that is unsecured has a maturity date not sooner than 120 days after the Maturity Date.

(k) Debt secured by Liens on Property other than Oil and Gas Properties not to exceed $10,000,000 in the aggregate at any time outstanding.

(l) Debt incurred by the entering into of any guarantee of, or into another contingent obligation with respect to, other Debt or other liability of any other Person (other than another Loan Party) to the extent such Debt is permitted under Section 9.05.

(m) Debt which represents an extension, refinancing, or renewal of any of the Senior Notes; provided that, (i) the principal amount of such Debt is not increased (other than by the costs, fees, premiums and expenses and by accrued and unpaid interest paid in connection with any such extension, refinancing or renewal, (ii) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Debt so extended, refinanced or renewed and such extension, refinancing or renewal does not result in any principal amount owing in respect of Senior Notes becoming due earlier than the date that is 120 days after the Maturity Date, and (iii) if the Debt that is refinanced, renewed, or extended was subordinated in right of payment to the Indebtedness, then the terms and conditions of the refinancing, renewal, or extension Debt must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Debt.

(n) other unsecured Debt incurred after the date of this Agreement not to exceed $30,000,000 in the aggregate at any time outstanding.

(o) unsecured Debt owing by the Borrower to the Atlas Energy which shall not exceed $50,000,000 outstanding at any time; provided that (i) any such Debt shall be on terms and conditions customary for subordinated unsecured intercompany debt and (ii) concurrently with the incurrence of any such Debt, the Atlas Energy shall have executed and delivered to the Administrative Agent a debt subordination agreement subordinating repayment of such Debt to the Indebtedness, in form and substance satisfactory to the Administrative Agent.

(p) Debt under the First Lien Loan Documents and guarantee obligations of any Loan Party in respect thereof.

Section 9.03 Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a) Liens securing the payment of any Indebtedness.

(b) Excepted Liens and Immaterial Title Deficiencies.

(c) Liens securing Capital Leases and Purchase Money Debt permitted by Section 9.02(d) but only on the Property that is the subject of such Capital Lease or Purchase Money Debt and on other Property reasonably related thereto.

(d) Liens in existence on the date hereof listed on Schedule 9.03, securing Debt permitted by Section 9.02(b) or other obligations (not constituting Debt) of the Borrower and the Restricted Subsidiaries, provided that (i) no such Lien is spread to cover any additional property after the Effective Date (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien (without any modification thereof after the Effective Date)) and (ii) to the extent such Liens secure Debt, the amount of Debt secured thereby is not increased except (A) as permitted by Section 9.02(b) and (B) pursuant to the instrument creating such Lien (without any modification thereof after the Effective Date).

(e) Liens existing on any asset of any Person at the time such asset is acquired or at the time such Person becomes a Restricted Subsidiary, or is merged or consolidated with or into the Borrower or any Restricted Subsidiary, in a transaction permitted by this Agreement, provided that (i) such Liens shall not be created in contemplation of such event, (ii) such Liens do not at any time encumber any property other than such asset and (iii) such Liens may secure extensions, renewals, refinancings, refundings and replacements of any Debt of such Person permitted under Section 9.02(j).

(f) Reserved.

(g) Liens on Property other than Oil and Gas Properties securing Debt permitted by Section 9.02(k).

(h) [Intentionally Deleted.]

(i) Liens on Property (and proceeds thereof) securing (A) the Borrower’s or any Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of the Borrower or such Restricted Subsidiary, as applicable, to facilitate the purchase, shipment or storage of Property or (B) reimbursement obligations in respect of trade letters of credit issued to ensure payment of the purchase price for Property; provided that the aggregate amount of obligations secured by Liens permitted under this Section 9.03(i) shall not exceed $2,500,000 at any time outstanding.

(j) other Liens on Property not constituting collateral for the Indebtedness and not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the aggregate principal or face amount of all Debt secured under this Section 9.03(j) shall not exceed $15,000,000 at any time outstanding.

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 9.03 (other than Liens securing the Indebtedness, Excepted Liens, Immaterial Title Deficiencies and Liens permitted under Section 9.03(i)) may at any time attach (x) to any Oil and Gas Properties directly owned (whether in fee or by leasehold) by the Borrower or any Restricted Subsidiary and evaluated in the most recently delivered Reserve Report, or (y) to any Equity Interests issued by any Undesignated Partnership.

Section 9.04 Restricted Payments; Redemption of Senior Notes. (a) The Borrower will not, and will not permit any of the Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except as follows:

(i) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock).

(ii) the Borrower may make Restricted Payments (including, without limitation, the declaration and payment of cash distributions to its Equity Interest holders) if no Default or Event of Default has occurred and is continuing or would result therefrom and no Borrowing Base Deficiency exists at such time.

(iii) Restricted Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests.

(iv) any Restricted Subsidiary may make Restricted Payments to the Borrower or any other Loan Party.

(v) the Borrower may make Restricted Payments pursuant to and in connection with stock option plans or other benefit plans or arrangements for directors, management, employees or consultants of the Borrower and the Restricted Subsidiaries; provided that the amount of Restricted Payments in cash under this clause (v) shall not exceed $5,000,000 during any fiscal year.

(vi) the Borrower and the Restricted Subsidiaries may make Restricted Payments constituting purchases by the Borrower or any Restricted Subsidiary of any other Restricted Subsidiary’s capital stock pursuant to a transaction expressly permitted by Section 9.05.

(b) The Borrower will not, and will not permit any Restricted Subsidiary to, prior to the date that is 120 days after the Maturity Date: (i) call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any Senior Notes permitted to be incurred hereunder (other than in connection with a refinancing thereof permitted under Section 9.02(m)), provided that the Borrower may Redeem such Debt with the net cash proceeds of any sale of Equity Interests of the Borrower (other than Disqualified Capital Stock) so long as such Redemption occurs within 135 days after the Borrower receives such proceeds, or (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes or any indenture, agreement, instrument, certificate or other document relating to the Senior Notes permitted hereunder other than (x) supplemental indentures to add guarantors if such Person has become a Guarantor of the Indebtedness and (y) amendments or other modifications that (1) do not violate the terms of this Agreement or any other Loan Document, (2) could not reasonably be expected to be materially adverse to the rights, interests, or privileges of the Administrative Agent or the Lenders or their ability to enforce the Loan Documents, and (3) could not reasonably be expected to have a Material Adverse Effect.

(c) The Borrower will not, and will not permit any Restricted Subsidiary to, prior to the date that is 120 days after the Maturity Date: (i) call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any Debt permitted to be incurred under Section 9.02(o), provided that, so long as both immediately prior to and immediately after giving effect to any such Redemption no Default exists, the Borrower may Redeem such Debt or (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Debt incurred under Section 9.02(o) or any indenture, agreement, instrument, certificate or other document relating to such Debt other than amendments or other modifications that (1) do not violate the terms of this Agreement or any other Loan Document, (2) could not reasonably be expected to be materially adverse to the rights, interests, or privileges of the Administrative Agent or the Lenders or their ability to enforce the Loan Documents, and (3) could not reasonably be expected to have a Material Adverse Effect.

Section 9.05 Investments, Loans and Advances. The Borrower will not, and will not permit any Restricted Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a) Investments reflected in the Pro Forma Financial Statements or which are disclosed to the Lenders in Schedule 9.05.

(b) accounts receivable and extensions of trade credit arising in the ordinary course of business.

(c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof.

(d) commercial paper maturing within one year from the date of creation thereof rated no lower than A-2 or P-2 by S&P or Moody’s, respectively.

(e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports), and has a short term deposit rating of no lower than A-2 or P-2, as such rating is set forth from time to time, by S&P or Moody’s, respectively.

(f) purchases of the securities of money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e).

(g) Investments made after the Effective Date (i) by the Borrower in any Restricted Subsidiary of the Borrower which is a Guarantor, (ii) by any Restricted Subsidiary in the Borrower or any Guarantor, (iii) by the Borrower or any Restricted Subsidiary in any Unrestricted Subsidiary in an aggregate amount in all such Unrestricted Subsidiaries at any time outstanding not to exceed $10,000,000, and (iv) by the Borrower or any Restricted Subsidiary in Immaterial Subsidiaries in an aggregate amount at any time outstanding not to exceed $7,500,000.

(h) Investments (including, without limitation, capital contributions) in the Designated Partnerships; provided that such Investments shall consist solely of (i) contributions of land (other than Oil and Gas Properties evaluated in the most recent Reserve Report), (ii) loans to a Designated Partnership, and/or (iii) other cash Investments so long as, after giving effect to such cash Investment, no Default or Event of Default has occurred and is continuing or would result therefrom and no Borrowing Base Deficiency exists at such time.

(i) Investments (including, without limitation, capital contributions) in Undesignated Partnerships, so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) no Borrowing Base Deficiency exists at such time and (iii) the aggregate amount of such Investments made after the Effective Date (net of the amount of cash dividends, other cash distributions and returns of capital received by any Loan Party in respect of such Investments) does not exceed $20,000,000.

(j) loans or advances to employees, consultants, officers or directors of the Borrower or any of the Restricted Subsidiaries, in each case in the ordinary course of business and consistent with past practices, so long as such Investments do not exceed $3,250,000 at any time outstanding.

(k) Investments in stock, obligations or securities received upon the enforcement of any Lien in favor of the Borrower or any of the Restricted Subsidiaries.

(l) Non-hostile acquisitions of Equity Interests or assets constituting a business unit of any Person, provided that: (i) immediately prior to and after giving effect to such acquisition, no Default or Event of Default exists or would result therefrom; (ii) no Borrowing Base Deficiency exists at such time; (iii) if such acquisition is of Equity Interests, substantially all of the Equity Interests of such Person are acquired and such Person becomes a Guarantor; (iv) such Person is principally engaged in the same business as the Borrower and the Restricted Subsidiaries; (v) the Borrower shall be in Pro Forma Compliance with the covenants set forth in Section 9.01; and (vi) a second priority perfected Lien shall be granted to the Administrative Agent for the benefit of the Lenders in such acquired assets subject only to Liens permitted by Section 9.03(e) or Excepted Liens of the type described in clause (l) of the definition thereof.

(m) Investments permitted by Section 9.04.

(n) capital stock, promissory notes and other similar non-cash consideration received by the Borrower or any Restricted Subsidiary in connection with any transaction permitted by Section 9.11.

(o) Investments in Swap Agreements relating to the business and finances of the Borrower or any Restricted Subsidiary and not for purposes of speculation.

(p) Investments (including debt obligations and capital stock) received in connection with the bankruptcy or reorganization, or in settlement of delinquent obligations, of, and other disputes with, customers, suppliers and other Persons obligated to the Borrower or any Restricted Subsidiary.

(q) [Intentionally Deleted.]

(r) Investments made from net proceeds from the sale of Equity Interests so long as (i) any such Investment is made within 135 days after the receipt of such proceeds, (ii) no Default or Event of Default has occurred and is continuing or would result from such Investment and (iii) no Borrowing Base Deficiency exists at such time.

(s) so long as no Default or Event of Default has occurred and is continuing or would result from such Investments and no Borrowing Base Deficiency exists at such time, other Investments not to exceed $15,000,000 in the aggregate outstanding at any time.

Section 9.06 Nature of Business; International Operations; Foreign Subsidiaries. Neither the Borrower nor any Restricted Subsidiary will allow any material change to be made in the character of its business as an independent oil and gas exploration, production and transportation company. From and after the date hereof, the Borrower and the Restricted Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States and Canada.

Section 9.07 Proceeds of Loans. The Borrower will not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 8.17. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

Section 9.08 ERISA Compliance. The Borrower and the Restricted Subsidiaries will not at any time:

(a) engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrower, a Restricted Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code if either of which would have a Material Adverse Effect.

(b) terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could reasonably be expected to result in any material liability of the Borrower, a Restricted Subsidiary or any ERISA Affiliate to the PBGC.

(c) fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Restricted Subsidiary or any ERISA Affiliate is required to pay as contributions thereto if such failure could reasonably be expected to have a Material Adverse Effect.

(d) permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan which exceeds $5,000,000.

(e) permit, or allow any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower, a Restricted Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on an ongoing basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities by more than $5,000,000. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.

(f) contribute to or assume a material obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume a material obligation to contribute to, any Multiemployer Plan.

(g) acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower or a Restricted Subsidiary or with respect to any ERISA Affiliate of the Borrower or a Restricted Subsidiary if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Multiemployer Plan, or (ii) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on an ongoing basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities by any amount in excess of $5,000,000.

(h) incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA.

(i) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability.

(j) amend, or permit any ERISA Affiliate to amend, a Plan resulting in a material increase in current liability such that the Borrower, a Restricted Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

Section 9.09 Sale or Discount of Receivables. Except for receivables acquired or otherwise obtained by the Borrower or any Restricted Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, neither the Borrower nor any Restricted Subsidiary will discount or sell (with or without recourse) to any other Person that is not the Borrower or a Guarantor any of its notes receivable or accounts receivable.

Section 9.10 Mergers, etc. Neither the Borrower nor any Restricted Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (any such transaction, a “consolidation”); provided that:

(a) any Restricted Subsidiary may participate in a consolidation with the Borrower (provided that the Borrower shall be the continuing or surviving Person).

(b) any Restricted Subsidiary of the Borrower may participate in a consolidation with any other Restricted Subsidiary (provided that if a party to such consolidation is a Guarantor or the surviving Person is a Material Subsidiary, then the survivor is either a Guarantor or becomes a Guarantor in accordance with Section 8.13(b), and if one of such Restricted Subsidiaries party to such consolidation is a Wholly-Owned Subsidiary, then the surviving Person shall be a Wholly-Owned Subsidiary).

(c) any Restricted Subsidiary may dispose of any or all of its assets (i) to the Borrower or any other Loan Party or (ii) pursuant to a disposition permitted by Section 9.11.

(d) any Investment expressly permitted by Section 9.05 or disposition expressly permitted by Section 9.11 may be structured as a consolidation (provided that if any such consolidation involves the Borrower, the Borrower shall be the continuing or surviving Person).

Section 9.11 Sale of Properties; Termination of Swap Agreements. The Borrower will not, and will not permit any Restricted Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Property or to terminate any Swap Agreement in respect of commodities except for:

(a) the sale or other transfer of Hydrocarbons and other Property in the ordinary course of business and consistent with past practices.

(b) farm-outs of undeveloped acreage, zones or depths and assignments in connection with such farm-outs.

(c) the sale or transfer of equipment that is no longer necessary for the business of the Borrower or such Restricted Subsidiary or is replaced by equipment of similar value and use.

(d) the sale or other disposition (including Casualty Events) of, or, with respect to Swap Agreements in respect of commodities, the termination or other monetization of, (i) any Oil and Gas Property (including production payments), (ii) any interest therein, (iii) 100% of the Equity Interests in any Restricted Subsidiary directly owning (whether in fee or by leasehold) Oil and Gas Properties, (iv) any Equity Interests in Designated Partnerships and (v) any Swap Agreement in respect of commodities; provided that (A) at least 75% of the consideration received in respect of such sale or other disposition shall be cash (or, in the case of Swap Agreements, setoffs or netting), other Oil and Gas Properties, 100% of the Equity Interests in a Person directly owning (whether in fee or by leasehold) Oil and Gas Properties, Equity Interests in Designated Partnerships or any combination thereof, (B) the consideration received in respect of such sale or other disposition shall be equal to or greater than the greater of (x) the value as determined in the most recent Reserve Report of the Oil and Gas Property or (y) the fair market value of the interest therein, Restricted Subsidiary or Equity Interests which are the subject of such sale or other disposition or Swap Agreement which is the subject of such termination or other monetization as reasonably determined by the Borrower (if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer certifying to that effect), (C) no Default or Event of Default has occurred and is continuing or would result from such sale, disposition or termination, as applicable, (D) if such sale, disposition or termination would result in an automatic redetermination of the Borrowing Base pursuant to Section 2.07(h) of the First Lien Credit Agreement, the Borrower delivers reasonable prior written notice thereof to the Administrative Agent, and (E) if a Borrowing Base Deficiency would result from such sale, disposition or termination as a result of an automatic redetermination of the Borrowing Base pursuant to Section 2.07(h) of the First Lien Credit Agreement, the Borrower prepays Borrowings, prior to or contemporaneously with the consummation of such sale, disposition or termination, to the extent that such prepayment would have been required under Section 3.04(c)(iii) of the First Lien Credit Agreement after giving effect to such automatic redetermination of the Borrowing Base.

(e) the sale or disposition of the assets of, or any Equity Interest in, any Immaterial Subsidiary that is not a Guarantor.

(f) dispositions permitted by Section 9.09 and Section 9.10.

(g) the sale, contribution or issuance of any Restricted Subsidiary’s Equity Interests to the Borrower or any other Loan Party and the contribution of Property to any Loan Party.

(h) dispositions of Investments made pursuant to Section 9.05(c), Section 9.05(d), Section 9.05(e), Section 9.05(f), and Section 9.05(p).

(i) Reserved

(j) dispositions of Property in connection with a sale-leaseback transaction as long as the Debt incurred in connection therewith is permitted by Section 9.02(d).

(k) the termination or other monetization of Permitted Participating Partnership Swap Agreements as permitted by the Designated Partnership Hedge Facility.

(l) other sales and dispositions of Properties (other than Oil and Gas Properties, Swap Agreements in respect of commodities, 100% of the Equity Interests in a Restricted Subsidiary directly owning (whether in fee or by leasehold) Oil and Gas Properties and Equity Interests in Designated Partnerships) having an aggregate fair market value not greater than $7,500,000 during any 6-month period.

Section 9.12 Environmental Matters. The Borrower will not, and will not permit any Restricted Subsidiary to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to a Release or threatened Release of Hazardous Materials, exposure to any Hazardous Materials, or to any Remedial Work under any applicable Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property if such violations, Release or threatened Release, exposure or Remedial Work could reasonably be expected to have a Material Adverse Effect.

Section 9.13 Transactions with Affiliates. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Guarantors and Wholly-Owned Subsidiaries of the Borrower) unless such transactions are otherwise permitted under this Agreement or are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

Section 9.14 Subsidiaries. The Borrower shall not, and shall not permit any Restricted Subsidiary to, create or acquire any additional Subsidiary or designate or redesignate a Restricted Subsidiary as an Unrestricted Subsidiary unless the Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.13(b). The Borrower shall not, and shall not permit any Restricted Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary except in compliance with Section 9.11. Neither the Borrower nor any Restricted Subsidiary shall have any Foreign Subsidiaries (other than any Subsidiary that is organized under the laws of Canada or any province or territory thereof).

Section 9.15 Negative Pledge Agreements; Dividend Restrictions. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding which prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Restricted Subsidiary from paying dividends or making distributions to the Borrower or any other Restricted Subsidiary, or which requires the consent of other Persons in connection therewith; provided, however, that the preceding restrictions will not apply to encumbrances or restrictions arising under or by reason of (a) this Agreement or the Security Instruments, (b) any leases or licenses or similar contracts as they affect any Property or Lien, (c) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Equity Interests or Property of such Restricted Subsidiary pending the closing of such sale or disposition, (d) customary provisions with respect to the distribution of Property in joint venture agreements, (e) any agreements with respect to any Restricted Subsidiary acquired in a transaction permitted by Section 9.05 (in which case, any prohibition or limitation shall only be effective against the Property of such Restricted Subsidiary) and (f) any agreements governing Debt permitted by Section 9.02 incurred by the Borrower or any Restricted Subsidiary.

Section 9.16 Gas Imbalances. The Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to, allow on a net basis, gas imbalances or other prepayments or other prepayments made to the Borrower or any Restricted Subsidiary with respect to the Oil and Gas Properties of the Borrower or any Restricted Subsidiary that would require the Borrower or any Restricted Subsidiary to deliver and transfer ownership at some future time volumes of their respective Hydrocarbons produced from such Oil and Gas Properties having a value (based on current prices) of more than $5,000,000 without receiving full payment therefore at the time of delivery of those Hydrocarbons.

Section 9.17 Swap Agreements. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Swap Agreements with any Person other than:

(a) Permitted Participating Partnership Swap Agreements, Swap Agreements listed in the certificate delivered pursuant to Section 6.01(n) and other Swap Agreements (other than purchase options) in respect of commodities entered into by the Borrower fixing prices on oil and/or gas expected to be produced by the Borrower, the Restricted Subsidiaries, the Designated Partnerships and the Undesignated Partnerships, provided that such Swap Agreements meet the criteria set forth in the First Lien Credit Agreement.

(b) Swap Agreements in respect of interest rates with an Approved Counterparty, as follows: (i) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and the Restricted Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a fixed rate and (ii) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and the Restricted Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate.

(c) In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any Restricted Subsidiary to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures (except that (i) Secured Swap Agreements (as defined in the First Lien Credit Agreement) may be secured by the Mortgaged Properties pursuant to the First Lien Loan Documents and (ii) Permitted Participating Partnership Swap Agreements may be secured by Properties of such Participating Partnership pursuant to the Designated Partnership Hedge Facility).

(d) The Borrower will not, and will not permit any Restricted Subsidiary to, terminate or otherwise unwind or monetize any Swap Agreement in respect of commodities (including, as applicable, any trade confirmations made pursuant thereto), now existing or hereafter arising, without the prior written consent of the Super Majority Lenders except to the extent such terminations are permitted by Section 9.11.

Section 9.18 Tax Status as Partnership; Partnership Agreement. The Borrower shall not alter its status as a partnership for purposes of United States Federal income taxes. The Borrower shall not, and shall not permit any Restricted Subsidiary to, amend or modify any provision of any organizational document, or any agreements with Affiliates of the type referred to in Section 9.13, if such amendment or modification could reasonably be expected to have a Material Adverse Effect.

Section 9.19 Designation and Conversion of Unrestricted Subsidiaries; Debt of Unrestricted Subsidiaries. (a) No Person shall become an Unrestricted Subsidiary hereunder unless designated as an Unrestricted Subsidiary on Schedule 7.15 as of the date hereof or thereafter, in accordance with Section 9.19(b). Each Unrestricted Subsidiary as of the Effective Date is set forth on Schedule 7.15.

(b) After the Effective Date, the Borrower may designate, by written notice to the Administrative Agent, any Restricted Subsidiary as an Unrestricted Subsidiary if (i) prior, and after giving effect, to such designation, neither a Default nor a Borrowing Base Deficiency exists or would exist and (ii) at the time of such designation it would be permitted to make an Investment in an Unrestricted Subsidiary under Section 9.05 in an amount equal to the fair market value as of the date of such designation of the Borrower’s direct and indirect ownership interest in such Subsidiary. Except as provided in this Section 9.19(b), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

(c) The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if after giving effect to such designation, the representations and warranties of the Borrower and the Restricted Subsidiaries contained in each of the Loan Documents are true and correct on and as of such date as if made on and as of the date of such designation (or, if stated to have been made expressly as of an earlier date, were true and correct as of such date), no Default would exist and the Borrower complies with the requirements of Section 8.13, Section 8.16 and Section 9.14. Any such designation shall be treated as a cash dividend in an amount equal to the lesser of the fair market value of the Borrower’s direct and indirect ownership interest in such Subsidiary or the amount of the Borrower’s cash investment previously made for purposes of the limitation on Investments under Section 9.05(g).

Section 9.20 Designation and Conversion of Undesignated Partnerships. A Designated Partnership will become an Undesignated Partnership under this Agreement (a) automatically upon such Designated Partnership failing to meet the requirements set forth in the definition of “Designated Partnership” at any time, or (b) subject to the following sentence, upon the

Borrower delivering written notice to the Administrative Agent designating such Designated Partnership as an Undesignated Partnership. The Borrower may not voluntarily designate any Designated Partnership as an Undesignated Partnership unless (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) if any Borrowing Base Deficiency would result from such designation as a result of a redetermination of the Borrowing Base pursuant to Section 2.07(h) of the First Lien Credit Agreement, the Borrower prepays borrowings under the First Lien Credit Agreement, prior to or contemporaneously with the effectiveness of such designation, to the extent that such prepayment would have been required under Section 3.04(c)(iii) of the First Lien Credit Agreement after giving effect to such redetermination of the Borrowing Base.

Section 9.21 Acquisition Documents, the Separation Agreement and the Contribution Agreement. The Borrower will not, nor will the Borrower permit the Atlas Pipeline Holdings, L.P. or any Restricted Subsidiary to, directly or indirectly, amend or otherwise modify any Acquisition Document, the Barnett Acquisition Agreement, the Titan Merger Agreement, the DTE Acquisition Agreement, the Separation Agreement or the Contribution Agreement which in any case (a) violates the terms of this Agreement or any other Loan Document, (b) could reasonably be expected to be materially adverse to the rights, interests or privileges of the Administrative Agent or the Lenders or their ability to enforce the Loan Documents or (c) could reasonably be expected to have a Material Adverse Effect.

Section 9.22 Change in Name, Location or Fiscal Year. Borrower shall not, and shall not permit any other Loan Party to, (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Mortgaged Property is held or stored (other than locations where such Loan Party is a lessee with respect to any oil and gas lease), or the location of its records concerning the Mortgaged Property as set forth in the Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Administrative Agent shall have received at least five (5) Business Days prior written notice of such change and any reasonable action requested by the Administrative Agent in connection therewith has been, or will be contemporaneously therewith, completed or taken (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of the Lenders, in any Mortgaged Property), provided that, any new location shall be in the United States or Canada. The Borrower shall not, and shall not permit any other Loan Party to, change its fiscal year which currently ends on December 31.

Section 9.23 Drilling and Operating Agreements. The Borrower will not, nor will the Borrower permit any Restricted Subsidiary or Designated Partnership to, directly or indirectly, amend or otherwise modify any drilling or operating agreement between Borrower or any Restricted Subsidiary and any Designated Partnership which in any case (a) violates the terms of this Agreement or any other Loan Document, (b) could reasonably be expected to be materially adverse to the rights, interests or privileges of the Administrative Agent or the Lenders or their ability to enforce the Loan Documents or (c) could reasonably be expected to have a Material Adverse Effect.

Section 9.24 Designated Partnerships’ Organizational Documents. The Borrower will not, nor will the Borrower permit any Restricted Subsidiary or any new or newly-designated Designated Partnership to, (a) execute any Organizational Document of any Designated Partnership that does not contain an express provision allowing the Master General Partner of such Designated Partnership to withdraw its ownership interest in such Designated Partnership in the form of a working interest in the production from the Oil and Gas Properties of such Designated Partnership without the consent of any other party to such Organizational Document or (b) directly or indirectly, amend or otherwise modify the Organizational Document of such Designated Partnership to remove the provision required in the foregoing clause (a).

Section 9.25 Designated Partnership Hedge Facility. The Borrower will not, nor will the Borrower permit any Restricted Subsidiary or Participating Partnership to enter into any agreement with respect to the Designated Partnership Hedge Facility that (a) could reasonably be expected to be materially adverse to the rights, interests or privileges of the Administrative Agent or the Lenders or their ability to enforce the Loan Documents or (b) conflicts with the terms and conditions set forth in the Loan Documents.

ARTICLE X

EVENTS OF DEFAULT; REMEDIES

Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for payment or prepayment thereof or otherwise.

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of (i) in the case of interest and fees payable under Section 3.02 and Section 3.05, respectively, five (5) Business Days, and (ii) in the case of any other fees, interest or other amounts (other than an amount referred to in Section 10.01(a)), five (5) Business Days after the earlier of (A) the day on which a Financial Officer first obtains knowledge of such failure and (B) the day on which written notice of such failure shall have been given to the Borrower by the Administrative Agent.

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed.

(d) the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(p), Section 8.02(a) or in Article IX.

(e) the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 8.12(c), Section 10.01(a), Section 10.01(b), Section 10.01(d), or Section 10.01(n)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (i) written notice thereof from the Administrative Agent to the Borrower or (ii) a Responsible Officer of the Borrower otherwise becoming aware of such default.

(f) the Borrower or any Restricted Subsidiary (i) fails to pay any principal in respect of any Debt or any amount owing under any Swap Agreement (including any Permitted Participating Partnership Swap Agreement) after the same have become due and payable and the aggregate amount remaining unpaid at any time exceeds $15,000,000, (ii) fails to observe or perform (after applicable grace periods, if any) any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Debt or such Swap Agreement (other than any Permitted Participating Partnership Swap Agreement and other than the First Lien Credit Agreement) if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Debt or a counterparty of the Borrower or any Restricted Subsidiary in respect of such Swap Agreement or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, principal of such Debt and amounts owing under such Swap Agreement exceeding $15,000,000 in the aggregate to become immediately due and payable, or (iii) fails to observe or perform (after applicable grace periods, if any) any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Permitted Participating Partnership Swap Agreement or the First Lien Credit Agreement if the effect of any failure referred to in this clause (iii) is to cause amounts owing under such Permitted Participating Swap Agreements exceeding $15,000,000 in the aggregate to become immediately due and payable.

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered.

(h) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(g), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

(i) any Loan Party shall become unable, admit in writing its inability, or fail generally to pay its debts as they become due.

(j) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower, any of the Restricted Subsidiaries, or any combination thereof, and all such judgments shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof.

(k) any provision of the Loan Documents (including the Intercreditor Agreement and the Designated Partnership Intercreditor Agreement) material to the rights and interests of the Lenders shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against any Loan Party, or, in the case of the Intercreditor Agreement and the Designated Partnership Intercreditor Agreement, against any other party thereto, or any provision of the Loan Documents shall be repudiated, or cease to create a valid and perfected Lien of the priority required thereby on any portion of the collateral purported to be covered thereby that is material to the rights and interests of the Lenders, except to the extent permitted by the terms of this Agreement, or any Loan Party shall so state in writing.

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Restricted Subsidiaries in an aggregate amount exceeding $10,000,000.

(m) a Change of Control shall occur.

(n) the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 2.1 of the Designated Partnership Intercreditor Agreement, and such failure shall continue unremedied for a period of 10 Business Days after the earlier to occur of (i) written notice thereof from the Administrative Agent to the Borrower or (ii) a Responsible Officer of the Borrower or of any Restricted Subsidiary otherwise becoming aware of such default.

Section 10.02 Remedies. (a) In the case of an Event of Default other than one described in Section 10.01(g), Section 10.01(h) or Section 10.01(i), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, or at the direction of the Majority Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder and under the Notes and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Loan Party and (iii) require the Master General Partner to immediately withdraw its ownership interest in any or all of the Participating Partnerships in the form of a working interest in the production from the Oil and Gas Properties of such Participating Partnerships and (A) deliver such Mortgages or other Security Instruments or documents as required under Section 8.13(f) and (B) execute a novation, amendment or agreement to reflect that the MGP Volumes shall no longer be secured by the Designated Partnership Hedge Facility;

and in case of an Event of Default described in Section 10.01(g), Section 10.01(h) or Section 10.01(i), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Loan Party.

(b) In the case of the occurrence of an Event of Default, the Administrative Agent and each Lender will have all other rights and remedies available to it or them at law and equity.

(c) All proceeds realized from the liquidation or other disposition of collateral or otherwise received after the Termination Date, whether by acceleration or otherwise, shall be applied: first, to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second, to accrued interest on the Loans; third, to fees; fourth, pro rata to (i) outstanding principal of the Loans; and fifth, to any other Indebtedness; and any excess shall be paid to the Borrower or as otherwise required by any Law.

ARTICLE XI

THE ADMINISTRATIVE AGENT

Section 11.01 Appointment and Authorization of Administrative Agent. Each Lender hereby irrevocably (subject to Section 11.10) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each Lender hereby consents to the terms of, and authorizes the Administrative Agent to enter into the form of intercreditor agreement that is substantially in the form attached hereto as Exhibit L, and each Lender agrees that the terms of such intercreditor agreement shall be binding on such Lender and its successors and assigns, as if it were a party thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent, any syndication agent or documentation agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 11.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, sub-agents, employees or attorneys in fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects in the absence of gross negligence or willful misconduct.

Section 11.03 Default; Collateral. (a) Upon the occurrence and continuance of a Default or Event of Default, the Lenders agree to promptly confer in order that the Majority Lenders or the Lenders, as the case may be, may agree upon a course of action for the enforcement of the rights of the Lenders; and the Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until the Administrative Agent shall have received instructions from the Majority Lenders or the Lenders, as the case may be. All rights of action under the Loan Documents and all right to the Mortgaged Properties, if any, hereunder may be enforced by the Administrative Agent and any suit or proceeding instituted by the Administrative Agent in furtherance of such enforcement shall be brought in its name as the Administrative Agent without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of the Lenders subject to the expenses of the Administrative Agent. In actions with respect to any Property of the Borrower or any Restricted Subsidiary, the Administrative Agent is acting for the ratable benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Indebtedness shall be construed as being for the ratable benefit of each Lender.

(b) Each Lender authorizes and directs the Administrative Agent to enter into the Security Instruments on behalf of and for the benefit of the Lenders (or if previously entered into, hereby ratifies the Administrative Agent’s (or any predecessor administrative agent’s) previously entering into such agreements and Security Instruments).

(c) Except to the extent unanimity (or other percentage set forth in Section 12.02) is required hereunder, each Lender agrees that any action taken by the Majority Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Majority Lenders of the power set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

(d) The Administrative Agent is hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any Mortgaged Property or Security Instruments which may be necessary to perfect and maintain perfected Liens upon the Mortgaged Properties granted pursuant to the Security Instruments.

(e) The Administrative Agent shall not have any obligation whatsoever to any Lender or to any other Person to assure that the Mortgaged Property exists or is owned (whether in fee or by leasehold) by the Person purporting to own it or is cared for, protected, or insured or has been encumbered or that the Liens granted to the Administrative Agent (or any predecessor administrative agent) herein or pursuant thereto have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights granted or available to the Administrative Agent in this Section 11.03 or in any of the Security Instruments; IT BEING UNDERSTOOD AND AGREED THAT IN RESPECT OF THE MORTGAGED PROPERTY, OR ANY ACT, OMISSION, OR

EVENT RELATED THERETO, THE ADMINISTRATIVE AGENT MAY ACT IN ANY MANNER IT MAY DEEM APPROPRIATE, IN ITS SOLE DISCRETION, GIVEN THE ADMINISTRATIVE AGENT’S OWN INTEREST IN THE MORTGAGED PROPERTY AS ONE OF THE LENDERS AND THAT THE ADMINISTRATIVE AGENT SHALL HAVE NO DUTY OR LIABILITY WHATSOEVER TO ANY LENDER, OTHER THAN TO ACT WITHOUT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(f) The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Mortgaged Property: (A) constituting property in which neither Borrower nor any Restricted Subsidiary owned an interest at the time the Lien was granted or at any time thereafter; (B) constituting property leased to the Borrower or a Restricted Subsidiary under a lease which has expired or been terminated in a transaction permitted under the Loan Documents or is about to expire and which has not been, and is not intended by the Borrower or such Restricted Subsidiary to be, renewed; or (C) consisting of an instrument or other possessory collateral evidencing Debt or other obligations pledged to the Administrative Agent (for the benefit of the Lenders), if the Debt or obligations evidenced thereby has been paid in full or otherwise superseded. In addition, the Lenders irrevocably authorize the Administrative Agent to release Liens upon Mortgaged Property as contemplated herein and in the other Loan Documents, or if approved, authorized, or ratified in writing by the requisite Lenders. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Mortgaged Property pursuant to this Section 11.03.

(g) In furtherance of the authorizations set forth in this Section 11.03, each Lender hereby irrevocably appoints the Administrative Agent as its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Lender (i) to enter into Security Instruments (including, without limitation, any appointments of substitute trustees under any Security Instruments), (ii) to take action with respect to the Mortgaged Property and Security Instruments to perfect, maintain, and preserve the Lenders’ Liens, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Mortgaged Property to the extent authorized herein or in the other Loan Documents. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to the Administrative Agent’s power, as attorney, relative to the Mortgaged Property matters described in this Section 11.03. The powers and authorities herein conferred on the Administrative Agent may be exercised by the Administrative Agent through any Person who, at the time of the execution of a particular instrument, is an officer of the Administrative Agent (or any Person acting on behalf of the Administrative Agent pursuant to a valid power of attorney). The power of attorney conferred by this Section 11.03(g) to the Administrative Agent is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Indebtedness, or any part thereof, shall remain unpaid.

Section 11.04 Liability of Administrative Agent. NO RELATED PARTY OF THE ADMINISTRATIVE AGENT SHALL (A) BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OF THEM UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (EXCEPT FOR ITS OWN GROSS NEGLIGENCE OR

WILLFUL MISCONDUCT IN CONNECTION WITH ITS DUTIES EXPRESSLY SET FORTH HEREIN), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by the Borrower or any Restricted Subsidiary or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, or to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document, or for any failure of the Borrower or any Restricted Subsidiary or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Related Party of the Administrative Agent shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any Restricted Subsidiary or any Affiliate thereof.

Section 11.05 Reliance by Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, electronic mail, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower or any Restricted Subsidiary), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and Participants. Where this Agreement expressly permits or prohibits an action unless the Majority Lenders or Super Majority Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the requisite Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 6.01, each Lender that has funded its Applicable Percentage of the Loan on the Effective Date (or, if there is no Loan made on such date, each Lender other than the Lenders who gave written objection to the Administrative Agent prior to such date) shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender (or otherwise made available for such Lender on SyndTrak Online, DXSyndicate™ or any similar website) for consent, approval, acceptance or satisfaction, or required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

Section 11.06 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Majority Lenders in accordance with this Agreement; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 11.07 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Related Party of the Administrative Agent has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any Restricted Subsidiary or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Related Party of the Administrative Agent to any Lender as to any matter, including whether Related Parties of the Administrative Agent have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Related Party of the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, any Guarantor and their respective Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Related Party of the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. In this regard, each Lender acknowledges that Cadwalader, Wickersham & Taft LLP is acting in this transaction as counsel to the Administrative Agent. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Related Party of the Administrative Agent.

Section 11.08 Indemnification of Agents. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE LENDERS SHALL INDEMNIFY UPON DEMAND EACH RELATED PARTY OF THE ADMINISTRATIVE AGENT (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF THE BORROWER AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWER TO DO SO), IN ACCORDANCE WITH THEIR RESPECTIVE APPLICABLE PERCENTAGES, AND HOLD HARMLESS EACH RELATED PARTY OF THE ADMINISTRATIVE AGENT FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES INCURRED BY IT (INCLUDING SUCH RELATED PARTY OF THE ADMINISTRATIVE AGENT’S OWN NEGLIGENCE); PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT TO ANY RELATED PARTY OF THE ADMINISTRATIVE AGENT OF ANY PORTION OF SUCH INDEMNIFIED LIABILITIES RESULTING FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; provided, however, that no action taken in accordance with the directions of the Majority Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 11.08. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 11.08 shall survive termination of the Commitments, the payment of all Indebtedness hereunder and the resignation or replacement of the Administrative Agent.

Section 11.09 Administrative Agent in its Individual Capacity. Wells Fargo and its Affiliates may make loans to, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Affiliates as though Wells Fargo were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Wells Fargo shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include Wells Fargo in its individual capacity.

Section 11.10 Successor Administrative Agent. The Administrative Agent may resign at any time upon 30 days’ notice to the Lenders with a copy of such notice to the Borrower. If the Administrative Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld, delayed or conditioned). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may

appoint, after consulting with the Lenders and, so long as no Event of Default has occurred which is continuing, upon written approval of the Borrower (which approval of the Borrower shall not be unreasonably withheld, delayed or conditioned), a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XI and Sections 12.03 and 12.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

Section 11.11 Syndication Agent; Other Agents; Arrangers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” as a “documentation agent,” any other type of agent (other than the Administrative Agent), “arranger,” or “bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 11.12 Administrative Agent May File Proof of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any Restricted Subsidiary, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:

(i)         if to the Borrower, to it at:

Atlas Resource Partners, L.P.

1845 Walnut Street, 10th Floor

Philadelphia, Pennsylvania 19118

Attn: Sean P. McGrath

Fax: (215) 405-3882

Email: SMcGrath@atlasenergy.com

(ii)        if to Administrative Agent, to it at:

Wells Fargo Energy Capital, Inc.

1445 Ross Avenue

Suite 4500

Dallas, TX 75202

Attn: Zachary Johnson

Phone: 214-721-8223

(iii)       if to any other Lender, in its capacity as such, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative

Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02 Waivers; Amendments. (a) No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Subject to Section 12.04(b)(ii)(E)(4), neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Loan Parties party thereto and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall

(i) increase the Maximum Credit Amount of any Lender without the written consent of such Lender,

(ii) [Reserved],

(iii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby; provided that the consent of an Affiliate Lender for any such reduction shall not be required if such reduction is proportionately applicable to each Lender (including such Affiliate Lender),

(iv) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of,

waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender directly and adversely affected thereby; provided that the consent of an Affiliate Lender for any such postponement, reduction, extension or waiver shall not be required if such postponement, reduction, extension or waiver is proportionately applicable to each Lender (including such Affiliate Lender),

(v) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender adversely affected thereby; provided that the consent of an Affiliate Lender for any such change shall not be required if such change is proportionately applicable to each Lender (including such Affiliate Lender),

(vi) release any Guarantor (except as set forth in the Guaranty Agreement), release all or substantially all of the collateral, or reduce the percentage set forth in the definition of Required Mortgage Value to less than 80%, without the written consent of each Lender (other than any Affiliate Lender), or

(vii) change any of the provisions of this Section 12.02(b) or the definitions of “Super Majority Lenders” or “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender directly and adversely affected thereby;

provided further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent. Notwithstanding the foregoing, any supplement to Schedule 7.15 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.

Section 12.03 Expenses, Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket costs, expenses, taxes, assessments and other charges incurred by the Administrative Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, and (iii) all out-of-pocket expenses incurred by the Administrative

Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or similar negotiations in respect of such Loans.

(b) THE BORROWER SHALL INDEMNIFY THE ARRANGERS, THE ADMINISTRATIVE AGENT AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE BORROWER OR ANY OTHER LOAN PARTY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY LAW, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR THE USE OF THE PROCEEDS THEREFROM, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND THE RESTRICTED SUBSIDIARIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY RESTRICTED SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY RESTRICTED SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY RESTRICTED SUBSIDIARY, (x) THE PAST OWNERSHIP BY THE BORROWER OR ANY RESTRICTED SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED

RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY RESTRICTED SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF THE RESTRICTED SUBSIDIARIES, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF THE RESTRICTED SUBSIDIARIES, (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES HAVE RESULTED FROM (1) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE (AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION), (2) A MATERIAL BREACH OF THE MATERIAL OBLIGATIONS OF SUCH INDEMNITEE UNDER THE LOAN DOCUMENTS OR (3) ANY PROCEEDING THAT IS SOLELY AMONG INDEMNITEES.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under Section 12.03(a) or Section 12.03(b), each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

(e) All amounts due under this Section 12.03 shall be payable promptly after written demand therefor.

Section 12.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of:

(A) the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person; and

(B) the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, if smaller, the entire remaining amount of the assigning Lender’s Maximum Credit Amount, unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment (other than assignments to an Affiliate of a Lender or an Approved Fund) shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 unless such fee is waived by the Administrative Agent;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(D) in no event may any Lender assign all or a portion of its rights and obligations under this Agreement to the Borrower or any of its Affiliates; and

(E) any Lender assign all or a portion of its rights and obligations under this Agreement to an Affiliate of the Borrower, subject to the following limitations:

(1) each Affiliate of the Borrower that is an Assignee (each, an “Affiliate Lender”) shall represent and warrant as of the date of any such purchase and assignment, that neither such Affiliate Lender or any of its Affiliates nor any of their respective directors or officers has any material non-public information with respect to the Borrower or any of its Subsidiaries or securities that has not been disclosed to the assigning Lender (other than because such assigning Lender does not wish to receive material non-public information with respect to the Borrower and its Subsidiaries or securities) prior to such date to the extent such information could reasonably be expected to have a material effect upon, or otherwise be material, to a Lender’s decision to assign rights and obligations hereunder to such Affiliate Lender;

(2) each Affiliate Lender will not be entitled to receive, and will not receive, information provided solely to the Lenders that are not Affiliate Lenders by the Administrative Agent or any Lender that is not an Affiliate Lender and will not be permitted to attend or participate in, and will not attend or participate in, meetings or conference calls solely among the Lenders that are not Affiliate Lenders and the Administrative Agent;

(3) the aggregate percentage of the Aggregate Maximum Credit Amounts or of the outstanding aggregate principal amount of the Loans (if there are Loans outstanding at such time) held at any one time by all Affiliate Lenders may not exceed 10% of the Aggregate Maximum Credit Amounts or of the principal amount of the Loans, in each case outstanding at such time under this Agreement;

(4) Notwithstanding anything in this Agreement to the contrary, for purposes of determining whether the Majority Lenders, the Super Majority Lenders or all Lenders have (x) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or any plan of reorganization pursuant to the U.S. Bankruptcy Code, (y) otherwise acted on any matter related to any Loan Document, or (z) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Loans (or Maximum Credit Amounts, as applicable) held by any Affiliate Lender shall be deemed to be not outstanding for all purposes of calculating whether the Majority Lenders, the Super Majority Lenders or all Lenders have taken any actions; and

(5) borrowings of Loans shall not be made to directly or indirectly fund the purchase or assignment.

For the purposes of this Section 12.04, “Approved Fund” means a Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person or an Affiliate of a Person that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iv) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b), and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (each a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 12.02(b) and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02, and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant shall be subject to Section 4.01 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii) A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Any Participant that is a Foreign Lender shall not be entitled to the benefits of Section 5.03 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.03(e).

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) Notwithstanding the foregoing, any Lender may grant to a Conduit Lender the option to provide to the Borrower all or any part of any Loan that a Lender would be required to make, and any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender, in each case, without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 12.04(b). Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

Section 12.05 Survival; Revival; Reinstatement. (a) All covenants, agreements, representations and warranties made by the Borrower herein and by the Loan Parties in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b) To the extent any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, and such payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or any Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any bankruptcy or other laws for the relief of debtors or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made.

Section 12.06 Counterparts; Integration; Effectiveness. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

(c) Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by email (in .pdf or similar format) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08 Right of Setoff. If an Event of Default under Section 10.01(a) or Section 10.01(b) shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Restricted Subsidiary against any of and all the obligations of the Borrower or any Restricted Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. Such Lender shall promptly notify the Borrower after any such set off and application made by such Lender, but the failure to give such notice will not affect the validity of such set off and application. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 12.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE, AGENT OR COUNSEL OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement, and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by the Borrower or any of the Restricted Subsidiaries, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof (subject, in the case of such disclosure to any affiliate of the Administrative Agent or a Lender, to the Administrative Agent or such Lender, as applicable, being responsible for compliance by such affiliate with the provisions of this Section 12.11), (b) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (c) upon the request or demand of any Governmental Authority, (d) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Law, (e) if requested or required to do so in connection with any litigation or similar proceeding, (f) that has been publicly disclosed, (g) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (h) in connection with the exercise of any remedy hereunder or under any other Loan Document.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

Section 12.12 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 12.13 No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Restricted Subsidiary, any obligor, contractor, subcontractor, supplier or materialman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent or any Lender for any reason whatsoever. There are no third party beneficiaries.

Section 12.14 [Reserved].

Section 12.15 Acknowledgements. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

Section 12.16 USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

Section 12.17 Intercreditor Agreement. Reference is made to the Intercreditor Agreement dated as of December 20, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, Wells Fargo Bank, N.A., as First Lien Administrative Agent (as defined therein), and Wells Fargo Energy Capital, Inc., as Second Lien Administrative Agent (as defined therein). Each Lender hereunder (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) consents to the subordination of Liens provided for in the Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement as if it was a signatory thereto and (d) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement as Administrative Agent and on behalf of such Lender. The foregoing provisions are intended as an inducement to the First Lien Lenders (as defined in the Intercreditor Agreement) to permit the incurrence of Indebtedness under this Agreement and to extend credit to the Borrower and such lenders are intended third party beneficiaries of such provisions.

[SIGNATURES BEGIN NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:	ATLAS RESOURCE PARTNERS, L.P.

	By:	Atlas Resource Partners GP, LLC, its general partner

		By:	/s/ Sean P. McGrath
Name: Sean P. McGrath Title: Chief Financial Officer

[SIGNATURE PAGE TO SECOND LIEN CREDIT AGREEMENT – ATLAS RESOURCE PARTNERS, L.P.]

WELLS FARGO ENERGY CAPITAL, INC., as Administrative Agent

By:	/s/ Zach Johnson
Name: Zach Johnson Title: Managing Director

[SIGNATURE PAGE TO SECOND LIEN CREDIT AGREEMENT – ATLAS RESOURCE PARTNERS, L.P.]

WELLS FARGO BANK, N.A., as Lender

By:	/s/ Zach Johnson
Name: Zach Johnson Title: Managing Director

[SIGNATURE PAGE TO SECOND LIEN CREDIT AGREEMENT – ATLAS RESOURCE PARTNERS, L.P.]

CITIBANK, N.A., as a Lender

By:	/s/ P. R. Ballard
Name: P. R. Ballard
Title: VP

[SIGNATURE PAGE TO SECOND LIEN CREDIT AGREEMENT – ATLAS RESOURCE PARTNERS, L.P.]

COMERICA, as a Lender

By:	/s/ John S. Lesikar
Name: John S. Lesikar
Title: Vice President

[SIGNATURE PAGE TO SECOND LIEN CREDIT AGREEMENT – ATLAS RESOURCE PARTNERS, L.P.]

ABN AMRO, as a Lender

By:	/s/ Elizabeth Johnson
Name: Elizabeth Johnson
Title: Vice President

By:	/s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

[SIGNATURE PAGE TO SECOND LIEN CREDIT AGREEMENT – ATLAS RESOURCE PARTNERS, L.P.]

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
Wells Fargo Bank, N.A.	50.00%	$38,799,641.50
Citibank, N.A.	37.11%	$28,799,641.50

Comerica	6.44%	$5,000,000

ABN AMRO	6.44%	$5,000,000

Total	100%	$77,599,283.00

Annex I-1

EXHIBIT A

FORM OF NOTE

$[ ]	[ ], 201[ ]

FOR VALUE RECEIVED, Atlas Resource Partners, L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to the order of [            ] (the “Lender”), at the office of Wells Fargo Energy Capital, Inc. (the “Administrative Agent”), at 1000 Louisiana, 9th Floor, Houston, TX 77002 Attention: [                    ], the principal sum of [            ] Dollars ($[            ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement (as hereinafter defined)), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect the Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by the Lender of this Note.

This Note is one of the Notes referred to in the Second Lien Credit Agreement, dated as of December 20, 2012, among the Borrower, the Administrative Agent, and the other lenders from time to time party thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

EXHIBIT A-1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ATLAS RESOURCE PARTNERS, L.P.

By: Atlas Resource Partners GP, LLC, its general partner

By:

Name:

Title:

EXHIBIT A-2

EXHIBIT B

FORM OF BORROWING REQUEST

[                    ], 201[    ]

Atlas Resource Partners, L.P., a Delaware limited partnership (the “Borrower”), pursuant to Section 2.03 of the Second Lien Credit Agreement dated as of December 20, 2012 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”), among the Borrower, Wells Fargo Energy Capital, Inc., as Administrative Agent, and the other lenders (the “Lenders”) from time to time party thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing as follows:

(i) The aggregate amount of the requested Borrowing is $[            ];

(ii) The date1 of such Borrowing is [                    ], 201[    ];

(iii) The requested Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing];

(iv) [In the case of a Eurodollar Borrowing, the initial Interest Period2 applicable thereto is [one] [two] [three] [six] [nine] months]; and

(v) The location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Credit Agreement, is as follows:

[                                                 ]

[                                                 ]

[                                                 ]

[                                                 ]

[                                                 ]

[1]	The date shall be a Business Day.
[2]	The initial Interest Period shall be a period contemplated by the definition of the term “Interest Period” in the Credit Agreement.

EXHIBIT B-1

The undersigned certifies that he/she is the [                    ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of each of them. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.

ATLAS RESOURCE PARTNERS, L.P.

By: Atlas Resource Partners GP, LLC, its general partner

By:

Name:

Title:

EXHIBIT B-2

EXHIBIT C

FORM OF INTEREST ELECTION REQUEST

[                    ], 201[    ]

Atlas Resource Partners, L.P., a Delaware limited partnership (the “Borrower”), pursuant to Section 2.04 of the Second Lien Credit Agreement dated as of December 20, 2012 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”), among the Borrower, Wells Fargo Energy Capital, Inc., as Administrative Agent, and the lenders (the “Lenders”) from time to time party thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby makes an Interest Election Request as follows:

(i) The Borrowing to which this Interest Election Request applies1 is [                    ];

(ii) The effective date2 of the election made pursuant to this Interest Election Request is [                    ], 201[    ]; [and]

(iii) The resulting Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing][; and

(iv) [If the resulting Borrowing is a Eurodollar Borrowing, the Interest Period3 applicable to the resulting Borrowing after giving effect to such election is [one] [two] [three] [six] [nine] months].

[1]

If different options are being elected with respect to different portions of the Borrowing, indicate the portions thereof to be allocated to each resulting Borrowing (in which case, specify the information in paragraphs (iii) and (iv) for each resulting Borrowing).

[2]	The effective date must be a Business Day.
[3]	The initial Interest Period must be a period contemplated by the definition of the term “Interest Period” in the Credit Agreement.

EXHIBIT C-1

The undersigned certifies that he/she is the [                    ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of each of them. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested continuation or conversion under the terms and conditions of the Credit Agreement.

ATLAS RESOURCE PARTNERS, L.P.

By: Atlas Resource Partners GP, LLC, its general partner

By:
Name:
Title:

EXHIBIT C-2

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

The undersigned, a Financial Officer of the Borrower, hereby certifies that he/she is the [            ] of Atlas Resource Partners, L.P., a Delaware limited partnership (the “Borrower”), and that as such he/she is authorized to execute this certificate on behalf of the Borrower. With reference to the Second Lien Credit Agreement dated as of December 20, 2012 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”), among the Borrower, Wells Fargo Energy Capital, Inc., as Administrative Agent, and the lenders (the “Lenders”) from time to time party thereto, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

[Use following paragraph 1 for fiscal year-end financial statements]

1. Attached hereto as Schedule 1 are the year-end audited financial statements (the “Financial Statements”) required by Section 8.01(a) of the Agreement for the fiscal year of the Borrower ended as of December 31, 201[    ] (the “Reporting Date”), together with the report and opinion of an independent certified public accountant required by such section, including to the effect that such Financial Statements present fairly, in all material respects, the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements (the “Financial Statements”) required by Section 8.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of                     , 201[    ] (the “Reporting Date”). Such Financial Statements present fairly, in all material respects, the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis [in accordance with GAAP] consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

2. No Default has occurred as the date hereof.1

3. The representations and warranties of the Borrower and the Guarantors set forth in the Agreement and in the other Loan Documents are true and correct on and as of the date hereof except, in each case, to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties are true and correct as of such specified earlier date [other than                     ].

[1]	If a Default has occurred, the Borrower shall specify the details thereof and any action taken or proposed to be taken with respect thereto.

EXHIBIT D-1

4. Attached hereto as Schedule 4 are reasonably detailed calculations showing the Borrower’s compliance as of the Reporting Date with the requirements of Section 9.01 of the Agreement.

5. Attached hereto as Schedule 5 is the Borrower’s calculation of the Wells Services Income, which is calculated and presented in a manner consistent with the calculation of Well Services Income that was made by the Borrower and delivered to the Administrative Agent in connection with the determination of the Well Services Borrowing Base under the First Lien Credit Agreement on March 5, 2012.

6. Attached hereto as Schedule 6 is reasonably detailed information regarding all cash dividends and distributions received by any Restricted Subsidiary from Persons other than Restricted Subsidiaries which were included in the calculations of the ratios that are the subject of Section 9.01 of the Agreement, including a reconciliation of the Borrower’s calculation of EBITDA versus the calculation of EBITDA in accordance with GAAP.

EXHIBIT D-2

EXECUTED AND DELIVERED this              day of [            ], 20[    ].

ATLAS RESOURCE PARTNERS, L.P.

By:	Atlas Resource Partners GP, LLC,
its general partner

By:

Name:

Title:

EXHIBIT D-3

EXHIBIT E

SECURITY INSTRUMENTS

1. Second Lien Guaranty dated as of December 20, 2012 by each Guarantor in favor of the Administrative Agent.

2. Second Lien Security Agreement dated as of December 20, 2012 among the Borrower, the Guarantors and the Administrative Agent.

3. Financing Statements in respect of item 2.

4. Second Lien Open-End Mortgage, Security Agreement, Financing Statement, Fixture Filing, Assignment of As-Extracted Collateral and Assignment of Production dated December 20, 2012.

From Atlas Resources, LLC and Viking Resources, LLC (Greene County, PA)

From Viking Resources, LLC (Fayette County, PA)

From Atlas Resources, LLC (Mercer County, PA)

5. Second Lien Open-End Mortgage, Security Agreement, Financing Statement, Fixture Filing, Assignment of As-Extracted Collateral and Assignment of Production dated December 20, 2012

From Resource Energy, LLC and Viking Resources, LLC (Columbiana County, OH)

From Viking Resources, LLC (Geauga County, OH)

From Resource Energy, LLC and Atlas Noble, LLC (Guernsey County, OH)

From Resource Energy, LLC (Harrison County, OH)

From Viking Resources, LLC (Mahoning County, OH)

From Atlas Noble, LLC (Muskingum County, OH)

From Atlas Noble, LLC (Noble County, OH)

From Viking Resources, LLC (Portage County, OH)

From Viking Resources, LLC (Stark County, OH)

From Resource Energy, LLC and Viking Resources, LLC (Summit County, OH)

From Resource Energy, LLC, Atlas Noble, LLC and Viking Resources, LLC (Trumbull County, OH)

EXHIBIT E-1

From Resource Energy, LLC and Viking Resources, LLC (Tuscarawas County, OH)

From Resource Energy, LLC and Viking Resources, LLC (Wayne County, OH)

EXHIBIT E-2

EXHIBIT F

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below (the “Effective Date”) and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, as contemplated hereby, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	____________________________

2.	Assignee:	____________________________
[and is an Affiliate of a [identify Lender] / an Approved Fund][1]

3.	Borrower:	Atlas Resource Partners, L.P.

4. Administrative Agent: Wells Fargo Energy Capital, Inc., as the administrative agent under the Credit Agreement

[1]	Select as applicable.

EXHIBIT F-1

5. Credit Agreement: The Second Lien Credit Agreement, dated as of December 20, 2012 among Atlas Resource Partners, L.P., as Borrower, each of the Lenders from time to time party thereto, and Wells Fargo Energy Capital, Inc., as Administrative Agent

6. Assigned Interest:

Commitment Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
	$	$	%
	$	$	%
	$	$	%

Effective Date:                      , 20[            ] [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

The undersigned hereby consent to the within assignment:3

WELLS FARGO ENERGY CAPITAL, INC.

By:
Name:
Title:

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[3]	Consents to be included to the extent required by Section 12.04(b) of the Credit Agreement.

EXHIBIT F-2

ATLAS RESOURCE PARTNERS, L.P.

By: Atlas Resource Partners GP, LLC, its general partner

By:
Name:
Title:

EXHIBIT F-3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is a Non-US Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, (vi) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (vii) if it is not already a Lender under the Credit Agreement, attached to the Assignment and Assumption Agreement is a completed Administrative Questionnaire in the form provided by the Administrative Agent and (viii) subject to Section 12.04(b)(ii)(B) of the Credit Agreement, together with this Assignment and Assumption Agreement, the parties hereto have delivered to the Administrative Agent a processing and recordation fee of $3,500; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

EXHIBIT F-4

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT F-5

EXHIBIT G

FORM OF RESERVE REPORT CERTIFICATE

[September]/[March] 1, 201[    ]

This Reserve Report Certificate (“Certificate”) is executed and delivered pursuant to Section 8.11(c) of that certain Second Lien Credit Agreement, dated as of December 20, 2012 (as amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among Atlas Resource Partners, L.P. (the “Borrower”), Wells Fargo Energy Capital, Inc., as administrative agent (the “Administrative Agent”) and the Lenders from time to time party thereto. Unless otherwise defined herein, all capitalized terms have the meanings set forth in the Credit Agreement.

The undersigned, a Responsible Officer of the Borrower, hereby certifies to the Administrative Agent and Lenders that in all material respects, to the best of the Responsible Officer’s knowledge:

(i) the information contained in the Reserve Report attached hereto as Attachment 1 to this Certificate (“Reserve Report”) and any other information delivered in connection therewith is true and correct, except that with respect to the projections in the Reserve Report, the Responsible Officer only represents that such projections were prepared in accordance with SEC regulations;

(ii) the representations and warranties contained in Section 7.17(a) and Section 7.17(b) of the Credit Agreement remain true and correct as of the date hereof;

(iii) except as set forth in Attachment 2 to this Certificate, on a net basis there are no gas imbalances or other prepayments made to the Borrower, any Restricted Subsidiary or any Designated Partnership with respect to the Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Restricted Subsidiary or any Designated Partnership to deliver and transfer ownership at some future time volumes of Hydrocarbons produced from such Oil and Gas Properties having a value (based on current prices) of more than $5,000,000 without receiving full payment therefor at the time of delivery of those Hydrocarbons;

(iv) except as listed in Attachment 3 to this Certificate, none of the Oil and Gas Properties of the Loan Parties or the Designated Partnerships have been sold since the date of the last Borrowing Base determination;

(v) attached hereto as Attachment 4 to this Certificate is a list of all marketing agreements entered into subsequent to the later of the Effective Date or the most recently delivered Reserve Report which the Borrower would have been obligated to list on Schedule 7.20 of the Credit Agreement had such agreement been in effect on the Effective Date; and

(vi) attached hereto as Attachment 5 to this Certificate is a schedule of the Oil and Gas Properties evaluated by the Reserve Report that are Mortgaged Properties demonstrating the percentage of the value of all Oil and Gas Properties evaluated in the Reserve Report (other than Designated Partnership Properties) as of the date hereof that the value of such Mortgaged Properties represents.

EXHIBIT G-1

IN WITNESS WHEREOF, I have hereunto signed this Certificate as of the             day of [Month], 201[    ].

ATLAS RESOURCE PARTNERS, L.P.

By: Atlas Resource Partners GP, LLC, its general partner

By:
Name:
Title:

EXHIBIT G-2

ATTACHMENT 1

RESERVE REPORT

EXHIBIT G-3

ATTACHMENT 2

GAS IMBALANCES, TAKE OR PAY, OR OTHER PREPAYMENTS

EXHIBIT G-4

ATTACHMENT 3

OIL & GAS PROPERTIES SOLD

EXHIBIT G-5

ATTACHMENT 4

MARKETING AGREEMENTS ENTERED INTO SUBSEQUENT TO [date]

EXHIBIT G-6

ATTACHMENT 5

OIL & GAS PROPERTIES that are MORTGAGED PROPERTIES

Mortgaged Property Name	Percentage of the Borrowing Base that the value of Mortgaged Property represents

EXHIBIT G-7

EXHIBIT H

FORM OF JOINDER AGREEMENT

This Joinder Agreement dated as of [            ] (this “Agreement”), is between [            ], a [            ] (the “New Guarantor”), and Wells Fargo Energy Capital, Inc., in its capacity as administrative agent under the Credit Agreement (defined below) (in such capacity, the “Administrative Agent”). Capitalized terms used in this Agreement without definition have the meanings assigned to those terms in the Guaranty, the Security Agreement, and the Credit Agreement.

RECITALS

A. Pursuant to a Second Lien Credit Agreement dated as of December 20, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Atlas Resource Partners, L.P., a Delaware limited partnership (the “Borrower”), the lenders party thereto from time to time (the “Lenders”), and the Administrative Agent, the Lenders agreed to make loans and other extensions of credit to the Borrower in an aggregate principal amount of up to the Maximum Credit Amounts.

B. The Borrower and/or one or more of its Subsidiaries may at any time and from time to time enter into one or more Secured Swap Agreements with one or more Secured Swap Providers (as defined in the Security Agreement, defined below).

C. The Borrower and/or one or more of its Subsidiaries may at any time and from time to time enter into an agreement in respect of Bank Products with a Bank Products Provider.

D. Pursuant to a Second Lien Guaranty dated as of December 20, 2012 (as amended, restated or otherwise modified from time to time, the “Guaranty”) made by the Subsidiaries of the Borrower party thereto from time to time (the “Guarantors”) in favor of the Administrative Agent for the benefit of the Secured Creditors (as defined in the Guaranty), the Guarantors have guaranteed the payment of the Indebtedness, and pursuant to a Second Lien Security Agreement dated as of December 20, 2012 (as amended, restated or otherwise modified from time to time, the “Security Agreement”) made by the Borrower, the Subsidiaries of Borrower party thereto from time to time (together with the Borrower, the “Grantors”), and the Agent for the benefit of the Secured Creditors (as defined in the Security Agreement), the Grantors have granted security interests in the collateral described therein as security for the Indebtedness.

E. Section 4.14 of the Guaranty and Section 9.13 of the Security Agreement provide that additional Material Subsidiaries of the Borrower may become Guarantors under the Guaranty and Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Agreement. The New Guarantor is executing this Agreement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty and a Grantor under the Security Agreement.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

1. In accordance with Section 4.14 of the Guaranty, the New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if

EXHIBIT H-1

originally named as a Guarantor in the Guaranty, and the New Guarantor hereby (a) ratifies, as of the date hereof, and agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” in the Guaranty will be deemed to include the New Guarantor.

2. In accordance with Section 9.13 of the Security Agreement, the New Guarantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor, and the New Guarantor hereby (a) ratifies, as of the date hereof, and agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects on and as of the date hereof. The Schedules to the Security Agreement are hereby supplemented by the Schedules attached hereto with respect to the New Guarantor. In furtherance of the foregoing, the New Guarantor, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement), hereby grants to the Administrative Agent, for the ratable benefit of the Secured Creditors, a security interest in all of the New Guarantor’s right, title and interest in, to and under the Collateral (as defined in the Security Agreement) of the New Guarantor. Each reference to a “Grantor” in the Security Agreement will be deemed to include the New Guarantor.

3. If required, the New Guarantor is, simultaneously with the execution of this Agreement, executing and delivering such Security Instruments (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement.

4. The New Guarantor represents and warrants to the Administrative Agent that:

(a) an executed (or conformed) copy of each of the Loan Documents has been made available to a Responsible Officer of the New Guarantor and such Responsible Officer has a duty to and has read these documents, and has full notice and knowledge of the terms, conditions and effects thereof. The New Guarantor has, independently and without reliance upon any Secured Creditor or any information received from the Secured Creditors, and based upon such documents and information as the New Guarantor has deemed appropriate, made its own analysis of the transactions contemplated hereby and the Borrower, the Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrower or the obligations and risks undertaken herein with respect to the Indebtedness, and decision to enter into the Guaranty. The New Guarantor has received the advice of its attorney in entering into the Guaranty and the other Loan Documents to which it is a party. The New Guarantor has not relied and will not rely upon any representations or warranties of the Administrative Agent not embodied in the Guaranty or any acts heretofore or hereafter taken by the Administrative Agent (including but not limited to any review by the Administrative Agent of the affairs of Borrower). The New Guarantor has adequate means to obtain from the Borrower on a continuing basis information concerning the financial condition and assets of the Borrower, and the New Guarantor is not relying upon any Secured Creditor to provide (and no Secured Creditor will have a duty to provide) any such information to any Guarantor either now or in the future; and

EXHIBIT H-2

(b) the representations and warranties set forth in Article VII of the Credit Agreement are incorporated herein by reference, the same as if stated verbatim herein as representations and warranties made by the New Guarantor, and the New Guarantor, jointly and severally represents and warrants that each of such representations and warranties are true and correct (which representations and warranties shall be deemed to have been renewed at the time of each Loan under the Credit Agreement); provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of Section 4(b), be deemed to be a reference to such New Guarantor’s knowledge.

5. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which will constitute an original, but all of which when taken together will constitute a single contract.

6. Except as expressly supplemented by this Agreement, the Guaranty and the Security Agreement remain in full force and effect.

7. THIS AGREEMENT IS GOVERNED BY, AND WILL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. This Agreement is a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

9. The New Guarantor agrees to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things as may be requested by the Administrative Agent as necessary or advisable to carry out the intents and purposes of this Agreement, the Security Instruments and the Credit Agreement.

10. All communications and notices to the New Guarantor under the Guaranty and the Security Agreement must be in writing and given as provided in Section 4.1 of the Guaranty to the address for the New Guarantor set forth under its signature below.

11. The New Guarantor shall reimburse the Administrative Agent for its reasonable documented out of-pocket expenses in connection with this Agreement, including reasonable fees and documented expenses for legal services.

EXHIBIT H-3

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Joinder Agreement as of the day and year first above written.

[NAME OF NEW GUARANTOR]

By:

Name:
Title:

Address:

WELLS FARGO ENERGY CAPITAL, INC., as Administrative Agent

By:

Name:
Title:

EXHIBIT H-4

EXHIBIT I

FORM OF DESIGNATED PARTNERSHIP INTERCREDITOR AGREEMENT

[To be attached.]

[Filed as Exhibit B to Exhibit 10.1 of this report]

EXHIBIT I-1

EXHIBIT J-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Lien Credit Agreement dated as of December 20, 2012 (together with all amendments, restatements, supplements or modifications thereto, the “Credit Agreement”), among Atlas Resource Partners, L.P., as Borrower, Wells Fargo Energy Capital, Inc., as Administrative Agent, and the lenders (the “Lenders”) from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:                    , 20[    ]

EXHIBIT J-1-1

EXHIBIT J-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Lien Credit Agreement dated as of December 20, 2012 (together with all amendments, restatements, supplements or modifications thereto, the “Credit Agreement”), among Atlas Resource Partners, L.P., as Borrower, Wells Fargo Energy Capital, Inc., as Administrative Agent, and the lenders (the “Lenders”) from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:                     , 20[    ]

EXHIBIT J-2-1

EXHIBIT J-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Lien Credit Agreement dated as of December 20, 2012 (together with all amendments, restatements, supplements or modifications thereto, the “Credit Agreement”), among Atlas Resource Partners, L.P., as Borrower, Wells Fargo Energy Capital, Inc., as Administrative Agent, and the lenders (the “Lenders”) from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:                     , 20[    ]

EXHIBIT J-3-1

EXHIBIT J-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Lien Credit Agreement dated as of December 20, 2012 (together with all amendments, restatements, supplements or modifications thereto, the “Credit Agreement”), among Atlas Resource Partners, L.P., as Borrower, Wells Fargo Energy Capital, Inc., as Administrative Agent, and the lenders (the “Lenders”) from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:                     , 20[    ]

EXHIBIT J-4-1

SCHEDULE 7.05

LITIGATION

None.

SCHEDULE 7.05 TO SECOND LIEN CREDIT AGREEMENT

SCHEDULE 7.06

ENVIRONMENTAL

None.

SCHEDULE 7.06 TO CREDIT AGREEMENT

SCHEDULE 7.11

ERISA

None.

SCHEDULE 7.11 TO CREDIT AGREEMENT

SCHEDULE 7.15

SUBSIDIARY INTERESTS

Subsidiary	Jurisdiction of Formation	100% Owner (except as set forth below)	Type of Equity Interest	Number of Issued Shares
Atlas Energy Holdings Operating Company, LLC	DE	Borrower	LLC Membership	N/A

Atlas Resources, LLC	PA	Atlas Energy Holdings Operating Company	LLC Membership	N/A

Viking Resources, LLC	PA	Atlas Energy Holdings Operating Company	LLC Membership	N/A

Resource Energy, LLC	DE	Atlas Energy Holdings Operating Company	LLC Membership	N/A

Atlas Noble, LLC	DE	Atlas Energy Holdings Operating Company	LLC Membership	N/A

Atlas Energy Indiana, LLC	IN	Atlas Energy Holdings Operating Company	LLC Membership	N/A

Atlas Energy Tennessee, LLC	PA	Atlas Energy Holdings Operating Company	LLC Membership	N/A

Atlas Energy Ohio, LLC	OH	Atlas Energy Holdings Operating Company	LLC Membership	N/A

Atlas Energy Colorado, LLC	CO	Atlas Energy Holdings Operating Company	LLC Membership	N/A

REI-NY, LLC	DE	Atlas Energy Holdings Operating Company	LLC Membership	N/A

Resource Well Services, LLC	DE	Atlas Energy Holdings Operating Company	LLC Membership	N/A

ARP Barnett, LLC	DE	Atlas Energy Holdings Operating Company	LLC Membership	N/A

ARP Oklahoma, LLC	OK	Atlas Energy Holdings Operating Company	LLC Membership	N/A

ARP Barnett Pipeline, LLC	DE	ARP Barnett, LLC	LLC Membership	N/A

Atlas Barnett, LLC	DE	Atlas Energy Holdings Operating Company	LLC Membership	N/A

Atlas Energy Securities, LLC[1]	DE	Atlas Energy Holdings Operating Company	LLC Membership	N/A

SCHEDULE 7.15 TO CREDIT AGREEMENT

Anthem Securities, Inc.[1]	PA	Atlas Energy Securities, LLC	Common Stock	500

[1]	Unrestricted Subsidiary. Not a Guarantor.

SCHEDULE 7.15 TO CREDIT AGREEMENT

SCHEDULE 7.15

PARTNERSHIP INTERESTS

Partnership Name	General Partner	GP Interest	GP as LP
Atlas-Energy Partners 1990 LP	Atlas Resources, LLC	25.000000%	18.323840%
Atlas-Energy for the Nineties - Series 14 Ltd	Atlas Resources, LLC	33.000000%	19.32392%
Atlas-Energy for the Nineties - Series 15 Ltd	Atlas Resources, LLC	30.000000%	9.995630%
Atlas-Energy for the Nineties - Series 16 Ltd	Atlas Resources, LLC	21.500000%	6.511335%
Atlas-Energy for the Nineties - Series 17 Ltd	Atlas Resources, LLC	26.500000%	5.051600%
Atlas-Energy for the Nineties - Series 18 Ltd	Atlas Resources, LLC	31.500000%	3.893380%
Atlas-Energy for the Nineties - Series 19 Ltd	Atlas Resources, LLC	31.500000%	4.280815%
Atlas America Series 20 Ltd	Atlas Resources, LLC	27.000000%	2.827465%
Atlas America Series 21-A Ltd	Atlas Resources, LLC	33.833599%	1.602331%
Atlas America Series 21-B Ltd	Atlas Resources, LLC	34.000000%	8.601130%
Atlas America Series 22-2002, Ltd	Atlas Resources, LLC	32.530066%	1.718099%
Atlas America Series 23-2002, Ltd	Atlas Resources, LLC	32.000454%	5.271660%
Atlas America Series 24-2003(A) Ltd, LP	Atlas Resources, LLC	33.349990%	2.893600%
Atlas America Series 24-2003(B) Ltd, LP	Atlas Resources, LLC	35.000000%	8.438890%
Atlas America Series 25-2004(A) L.P.	Atlas Resources, LLC	35.000000%	5.226920%
Atlas America Series 25-2004(B) L.P.	Atlas Resources, LLC	35.000000%	0.128420%
Atlas America Series 26-2005 L.P.	Atlas Resources, LLC	36.130000%	1.208963%
Atlas America Series 27-2006 L.P.	Atlas Resources, LLC	32.535300%	0.166286%
Atlas Resources Series 28-2010 L.P.	Atlas Resources, LLC	36.623000%	0.000000%
Atlas Resources Series 30-2011 L.P.	Atlas Resources, LLC	20.000000%	0.000000%
Atlas Resources Series 31-2011 L.P.	Atlas Resources, LLC	32.901000%	0.000000%
Atlas-Energy for the Nineties-Public #1 Ltd	Atlas Resources, LLC	24.000000%	13.706080%
Atlas-Energy for the Nineties-Public #3 Ltd	Atlas Resources, LLC	25.000000%	21.409360%
Atlas-Energy for the Nineties-Public #4 Ltd	Atlas Resources, LLC	25.000000%	11.105000%
Atlas-Energy for the Nineties-Public #5 Ltd	Atlas Resources, LLC	25.000000%	7.498902%
Atlas-Energy for the Nineties-Public #6 Ltd	Atlas Resources, LLC	25.000000%	8.448365%
Atlas-Energy for the Nineties-Public #7 Ltd	Atlas Resources, LLC	31.000000%	4.738000%
Atlas-Energy for the Nineties-Public #8 Ltd	Atlas Resources, LLC	29.000000%	6.058432%
Atlas America Public #9 Ltd	Atlas Resources, LLC	35.500000%	4.132939%
Atlas America Public #10 Ltd	Atlas Resources, LLC	32.000100%	5.642112%
Atlas America Public #11-2002 Ltd	Atlas Resources, LLC	35.000000%	0.918901%
Atlas America Public #12-2003 Limited Partnership	Atlas Resources, LLC	35.000000%	1.040256%
Atlas America Public #14-2004 L.P.	Atlas Resources, LLC	35.000000%	0.252238%
Atlas America Public #14-2005(A) L.P.	Atlas Resources, LLC	35.000000%	0.488755%
Atlas America Public #15-2005(A) L.P.	Atlas Resources, LLC	33.500000%	0.228985%
Atlas America Public #15-2006(B) L.P.	Atlas Resources, LLC	33.250000%	0.217342%
Atlas Resources Public #16-2007(A) L.P.	Atlas Resources, LLC	37.203000%	0.134702%
Atlas Resources Public #17-2007(A) L.P.	Atlas Resources, LLC	33.370000%	0.134516%
Atlas Resources Public #17-2008(B) L.P.	Atlas Resources, LLC	35.122000%	0.000000%
Atlas Resources Public #18-2008(A) L.P.	Atlas Resources, LLC	27.679000%	0.017944%
Atlas Resources Public #18-2009(B) L.P.	Atlas Resources, LLC	28.089000%	0.043927%
Atlas Resources Public #18-2009(C) L.P.	Atlas Resources, LLC	27.720000%	0.000000%
Atlas Limited Partnership #1	Atlas Resources, LLC	16.000000%	27.735000%
Atlas Energy Partners Limited**	Atlas Resources, LLC	16.000000%	15.780000%

SCHEDULE 7.15 TO CREDIT AGREEMENT

Atlas Energy Partners Limited 1987**	Atlas Resources, LLC	22.380000%	3.363000%
Atlas Energy Partners Limited 1988**	Atlas Resources, LLC	24.362700%	12.261600%
Atlas Energy Partners Limited 1989**	Atlas Resources, LLC	18.000000%	21.171000%
Atlas Energy Partners Limited - 1990	Atlas Resources, LLC	25.000000%	15.050000%
Atlas Energy Partners Limited - 1991	Atlas Resources, LLC	25.000000%	11.062000%
Atlas Energy Partners Limited - 1992	Atlas Resources, LLC	25.000000%	9.765800%
Atlas Energy Partners Limited - 1993	Atlas Resources, LLC	25.000000%	9.375000%
Atlas Energy Partners Limited - 1994	Atlas Resources, LLC	25.000000%	8.400000%
Atlas Energy Partners Limited - 1995	Atlas Resources, LLC	25.000000%	18.750000%
Atlas Energy Partners Limited - 1996	Atlas Resources, LLC	25.000000%	14.062500%
Atlas Energy Partners Limited - 1997	Atlas Resources, LLC	25.000000%	13.888890%
Atlas Energy Partners Limited - 1998	Atlas Resources, LLC	25.000000%	20.474140%
Atlas Energy Partners Limited - 1999	Atlas Resources, LLC	25.000000%	31.249990%
Viking 1989 Canton**	Viking Resources, LLC	63.500000%	6.500000%
Viking 1990-2**	Viking Resources, LLC	54.848500%	15.151500%
Viking Resources 1991-1**	Viking Resources, LLC	60.793100%	24.216050%
1991 Viking Resources LTD**	Viking Resources, LLC	35.320000%	15.050000%
1991 Bryan Joint Venture**	Viking Resources, LLC	30.000000%	0.000000%
1992 Viking Resources LTD**	Viking Resources, LLC	35.262800%	24.737200%
1992-2 Viking Resources LTD**	Viking Resources, LLC	30.684884%	15.753436%
1993 Viking Resources LTD**	Viking Resources, LLC	30.929388%	27.259460%
1994 Viking Resources LTD**	Viking Resources, LLC	30.000000%	22.835517%
1995 Viking Resources LTD**	Viking Resources, LLC	30.000000%	30.048122%
1996 Viking Resources LTD**	Viking Resources, LLC	30.000000%	20.995466%
1997 Viking Resources LTD**	Viking Resources, LLC	30.000000%	17.011787%
1998 Viking Resources LTD**	Viking Resources, LLC	25.000000%	10.426609%
Viking Resources 1999 LP**	Viking Resources, LLC	25.000000%	0.5699160%
Atwood Yield Plus Limited Partnership**	Resource Energy, LLC	1.000000%	72.858606%
Atwood Yield Plus III Limited Partnership**	Resource Energy, LLC	1.000000%	55.636439%
Atwood Yield Plus V Limited Partnership**	Resource Energy, LLC	1.000000%	66.846106%
Brighton Income Partnership**	Resource Energy, LLC	50.000000%	0.000000%
Brighton/Levengood Drilling**	Resource Energy, LLC	10.000000%	54.000002%
Dover-Atwood 1993 Limited Partnership**	Resource Energy, LLC	40.151500%	40.151520%
East Ohio Gas Drilling**	Resource Energy, LLC	1.000000%	59.773999%
TWC Yield Plus 1991 Limited Partnership**	Resource Energy, LLC	1.000000%	59.890941%
Triangle Energy Associates 1984**	Resource Energy, LLC	1.000000%	80.555133%
Langasco Ohio Drilling Partners 1985-1**	Resource Energy, LLC	1.000000%	83.531250%
Langasco Ohio Drilling Partners 1986-1**	Resource Energy, LLC	1.000000%	66.825000%
Langasco Roy Income Partners 1986-1**	Resource Energy, LLC	1.000000%	91.476000%
Triangle Energy Assoc. 1985**	Resource Energy, LLC	1.000000%	87.750000%
Atwood Yield Plus II Limited Partnership**	Resource Energy, LLC	1.000000%	64.350000%
Atwood Yield Plus IV Limited Partnership**	Resource Energy, LLC	1.000000%	54.486980%
CMSV/RAI 1989 Gas Development Drilling Partners	Resource Energy, LLC	20.000000%	67.839036%
CMSV/RAI 1990 Natural Gas Development Drilling Partners	Resource Energy, LLC	20.000000%	50.619415%
Dalton Associates**	Resource Energy, LLC	28.000000%	53.769199%
Levengood Industrial Gas Development 1987, an Arkansas Limited Partnership**	Resource Energy, LLC	1.000000%	43.563737%
Royal Associates Limited Partnership**	Resource Energy, LLC	7.500000%	70.539587%
TD Energy Associates - 1983**	Resource Energy, LLC	1.430000%	71.489999%
TD/Triangle Energy Associates - 1986**	Resource Energy, LLC	2.350000%	83.400622%

SCHEDULE 7.15 TO CREDIT AGREEMENT

Wooster Associates**	Resource Energy, LLC	24.100000%	56.117452%

**	Undesignated Partnership

SCHEDULE 7.15 TO CREDIT AGREEMENT

SCHEDULE 7.19

GAS IMBALANCES

None.

SCHEDULE 7.19 TO CREDIT AGREEMENT

SCHEDULE 7.20

MARKETING CONTRACTS

None.

SCHEDULE 7.20 TO CREDIT AGREEMENT

SCHEDULE 9.02

EXISTING DEBT

Wells Fargo Bank

Outstanding Letters of Credit

December 17, 2012

Beneficiary	Applicant	Amount	Issue Date	Expiration Date	Purpose	Terms
Robert Max Field	Atlas Energy Indiana, LLC	$30,000	03/22/11	10/18/13	In Lieu of Well Plugging Bond	Automatically renews for one year
7249 Plantation Circle	CPCS-860606					30-day notice required for non-renewal
Germantown, TN 38138						Administered by JPMorgan

Dorothy Polk & Marilyn Craver	Atlas Energy Indiana, LLC	$30,000	03/22/11	10/18/13	In Lieu of Well Plugging Bond	Automatically renews for one year
1708 Brentbrook Drive	CPCS-860607					30-day notice required for non-renewal
Champaign, IL 61822						Administered by JPMorgan

Paramount Group Inc.	Atlas Energy, LP	$376,845	06/28/11	06/30/13	New York Office	Automatically renews for one year
712 Fifth Avenue, LP	ATLAS ENER00008					Increase of $116,925 04/26/12
1633 Broadway, Suite 1801	IS0001138

New York, NY 10019
Attn:Bernard Marasco, Esq.

Win Energy REMC	Atlas Energy Indiana, LLC	$150,000	06/30/11	12/31/12		Automatically renews for one year
3981 S. US Highway 41	IS0001259					30-day notice required for non-renewal

SCHEDULE 9.02 TO CREDIT AGREEMENT

Vincennes, Indiana 47591-7438					No extension beyond 12/31/2014

Commonwealth of PA	Atlas Resources LLC	$35,000	08/04/11	07/31/13	Automatically renews for one year

Department of Transportation	IS0002063				60-day notice required for non-renewal

Engineering District 12-00 or

Municipal Authority of Washington Township

1390 Fayette Avenue

Belle Vernon, PA 15012

		$621,845

SCHEDULE 9.02 TO CREDIT AGREEMENT

Surety bonds

ATLAS ENERGY LP ET AL

Permit and License Bonds

Sureties: Liberty Mutual Insurance Co.

Travelers Insurance Co.

Capitol Indemnity Co./Platte River Insurance Co.

Principal	Obligee	Type of Bond	Bond Amt
ARP Barnett, LLC	City of Mansfield	Permit Bond	$200,000
ARP Barnett, LLC	City of Mansfield	Permit Bond	$200,000
ARP Barnett, LLC	City of Mansfield	Permit Bond	$200,000
ARP Barnett, LLC	City of Mansfield	Permit Bond	$200,000
ARP Barnett, LLC	City of Mansfield	Permit Bond	$200,000
ARP Barnett, LLC	City of Corinth	Permit Bond	$50,000
ARP Barnett, LLC	City of Mansfield	Permit Bond	$200,000
ARP Barnett, LLC	Town of Copper Canyon	Permit Bond	$200,000
ARP Barnett, LLC	City of Kennedale	Permit Bond	$50,000
ARP Barnett, LLC	City of Arlington	Permit Bond	$50,000
ARP Barnett, LLC	Town of Copper Canyon	Permit Bond	$200,000
ARP Barnett, LLC	City of Fort Worth	Permit Bond	$250,000
ARP Barnett, LLC	City of Kennedale	Permit Bond	$100,000
ARP Barnett, LLC	Texas Railroad Commission	RR Comm Bond	$250,000
ARP Barnett, LLC	US Dept of Interior, Bureau of Land Management	Statewide TX Oil or Gas Lease Bond	$25,000
ARP Oklahoma, LLC	State of Oklahoma	Well Plugging Bond	$25,000
Atlas Barnett, LLC	US Dept of Interior, Bureau of Land Management	Statewide TX Oil or Gas Lease Bond	$25,000
Atlas Barnett, LLC	City of Arlington	Blanket Drilling & Production Bond	$50,000
Atlas Barnett, LLC	City of Burleson	Drilling & Production Bond	$50,000
Atlas Barnett, LLC	City of Lewisville	Gas & Production Bond	$150,000
Atlas Barnett, LLC	Town of Flower Mound	Drilling & Production Bond	$1,000,000
Atlas Barnett, LLC	City of Colleyville	Permit Bond	$200,000
Atlas Barnett, LLC	City of Denton	Performance Bond	$50,000
Atlas Barnett, LLC	City of Fort Worth	Permit Bond	$100,000
Atlas Barnett, LLC	Texas Railroad Commission	RR Comm Bond	$50,000
Atlas Barnett, LLC	City of Lewisville	Maintenance Bond	$5,000
Atlas Barnett, LLC	Town of Flower Mound	Maintenance Bond	$13,000
Atlas Barnett, LLC	City of Lewisville	Maintenance Bond	$10,000
Atlas Energy, LP	Township of Paris	Road Bond	$60,000
Atlas Energy, LP	Township of Paris	Road Bond	$50,000
Atlas Energy Indiana, LLC	Knox County Board of Commissioners	Road Bond	$1,250,000
Atlas Energy Indiana, LLC	Knox County Water Inc.	License or Permit Bond	$10,000
Atlas Energy Indiana, LLC	Knox County Water Inc.	License or Permit Bond	$10,000
Atlas Energy Indiana, LLC	Indiana Dept of Transportation	Blanket Bond	$30,000
Atlas Energy Tennessee, LLC	City of Clinton	Utility Payment Bond	$140,000
Atlas Energy Tennessee, LLC	TN State Oil & Gas Board	Blanket Well Bonds (50)	$10,000 each
Atlas Energy Tennessee, LLC	TN State Oil & Gas Board	Individual Well Bonds (500 - one for each well)	$1,500 each
Atlas Noble LLC	Dept of Natural Resources	Blanket Well Bond	$15,000
Atlas Resources LLC	PA Game Commission	Permit Bond	$10,000
Atlas Resources LLC	MI DEQ	Blanket Well Bond	$250,000
Atlas Resources LLC	Corydon Twp	Road Bond	$6,750

SCHEDULE 9.02 TO CREDIT AGREEMENT

Principal	Obligee	Type of Bond	Bond Amt
Atlas Resources LLC	LaFayette Twp	Road Bond	$18,750
Atlas Resources LLC	PA Dept of Natural Resources	Blanket Recl Bond	$850,000
Atlas Resources LLC	LaFayette Twp	Road Bond	$25,000
Atlas Resources LLC	Penn DOT - Crawford Co.	Road Bond	$10,000
Atlas Resources LLC	PENN DOT - Mercer County	Road Bond	$10,000
Atlas Resources LLC	Penn DOT	Road Bond	$5,000
Atlas Resources LLC	Penn DOT	Road Bond	$5,000
Atlas Resources LLC	Penn DOT	Road Bond	$5,000
Atlas Resources, LLC	Deemston Borough	Road Bond - All Roads	$41,375
Atlas Resources, LLC	Gamble Township	Road Bond - Various Rds	$28,000
Atlas Resources, LLC	PENN DOT	Penn Dot Blanket Bond	$500,000
Atlas Resources, LLC	PENN DOT	Road Bond	$5,000
Atlas Resources, LLC	PENN DOT	Road Bond	$5,000
Atlas Resources, LLC	Penn Dot - Clarion Co.	Road Bond	$10,000
Atlas Resources, LLC	PENN DOT	Road Bond	$5,000
Atlas Resources, LLC	State of Pennsylvania Dept of Transp.	Road Bond - District 12-0	$50,000
Atlas Resources, LLC	State of Pennsylvania Dept of Transp.	Road Bond - District 3-0	$150,000
Atlas Resources, LLC	Lower Tyrone Twp	Road Bond	$100,000
Atlas Resources, LLC	Washington Twp	Road Bond	$25,000
Atlas Resources, LLC	Mt. Pleasant Twp	Road Bond	$2,500
Atlas Resources, LLC	Salem Township	Road Bond	$20,000
Atlas Resources, LLC	Henry Clay Twp in Fayette County	Road Bond	$30,000
Atlas Resources, LLC	Whiteley Twp	Road Bond	$32,625
Atlas Resources, LLC	Hopewell Twp	Road Bond	$75,000
Atlas Resources, LLC	Franklin Twp	Road Bond	$50,000
Atlas Resources, LLC	Mt. Pleasant Twp	Road Bond	$7,500
Atlas Resources, LLC	North Bethlehem Twp	Road Bond	$75,000
Atlas Resources, LLC	Victory Township	Road Bond	$4,200
Atlas Resources, LLC	US Department of Interior, Bur of Land Management	Oil or Gas Lease Bond	$25,000
Atlas Resources, LLC	Greene Township	Road Bond	$24,000
Atlas Resources LLC	PA Fish & Boat Commission	Performance Bond	$50,000
Atlas Resources, LLC	Mahoning County	Road Bond	$10,000
Atlas Resources, LLC	State of Colorado	Blanket Well Bond	$100,000
Atlas Resources, LLC	State of Colorado	Blanket Surface Bond	$25,000
Atlas Resources, LLC	State of West Virginia	Blanket Well Bond	$50,000
Atlas Resources, LLC	Rostraver Twp	Road Bond	$3,750
Atlas Resources, LLC	Rostraver Twp	Road Bond	$1,250
REI-NY, LLC	NY DEC	Blanket Well Bond	$100,000
Resource Energy LLC	Penn Dot - Warren Cty.	Road Bond	$10,000
Resource Energy, LLC	NY DEC	Blanket Well Bond	$150,000
Resource Energy, LLC	PA Dept of Natural Resources	Blanket Well Bond	$35,000
Resource Well Services LLC	Deerfield Twp - Portage Co	Salt Water Injection	$25,000
Resource Well Services LLC	Dept of Natural Resources	Blanket Well Bond	$15,000
Resource Well Services LLC	Dept of Natural Resources	Brine Transp. Bond	$15,000
Viking Resources LLC	OH Blanket Well Bond	Surety Bond	$15,000
Viking Resources LLC	PA Dept of Natural Resources	Blanket Well Bond	$250,000
Viking Resources LLC	US Dept of Interior, Bur. Of Land Management	Reclamation Bond	$150,000

SCHEDULE 9.02 TO CREDIT AGREEMENT

SCHEDULE 9.03

LIENS

None.

SCHEDULE 9.03 TO CREDIT AGREEMENT

SCHEDULE 9.05

INVESTMENTS

See Investments listed on Schedule 7.15.

SCHEDULE 9.05 TO CREDIT AGREEMENT